                       APPRAISAL OF THE FEE SIMPLE ESTATE
                             IN A 104.98 ACRE PARCEL
                        DESIGNATED FOR HOTEL DEVELOPMENT
                  LOCATED AT MORI POINT IN PACIFICA, CALIFORNIA
                             (SUMMARY REPORT FORMAT)

                        EFFECTIVE DATE OF THE APPRAISAL:
                                   MAY 1, 1997

                                  PREPARED FOR:
                         MR. DAVID L. LASKER, PRESIDENT
                       NATIONAL INVESTORS FINANCIAL, INC.
                        4675 MACARTHUR COURT, SUITE 1240
                        NEWPORT BEACH, CALIFORNIA  92661

                                  PREPARED BY:
                                 PKF CONSULTING
                            SAN FRANCISCO, CA  94104

                               DATE OF THE REPORT:
                                  MAY 19, 1997

May 19, 1997                                                       [LETTERHEAD]



Mr. David L. Lasker
President
National Investors Financial, Inc.
4675 Mac Arthur Court, Suite 1240
Newport Beach, CA  92661


RE:  APPRAISAL OF THE 104.98 MORI POINT PARCEL, PACIFICA, CALIFORNIA


Dear Mr. Lasker:

In accordance with your request, we have completed an appraisal of the 104.98 acre parcel located at Mori Point in Pacifica, California.

The purpose of this appraisal is to estimate the current "as is" market value of the fee simple estate in the above-referenced property. Additionally, we have also developed an estimate of the market value of the property as of August 31, 1992 (the retrospective value). The function of the appraisal is for use in a proposed sale of the property. The effective date of this appraisal is May 1, 1997.

The scope of our work included an inspection of the subject property, an analysis of local economic and market conditions, an analysis of the local hotel and conference center market, and derivation of a value estimate using the Subdivision (discounted cash flow) Development, Ground Rent Capitalization and Sales Comparison Approaches to valuation.

To develop our opinion of value, we have performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice.
However, at the request of our client, this appraisal is communicated in a SUMMARY REPORT format. This report is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of
Professional Appraisal Practice for a Summary Appraisal Report.    As such, it
presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in the appraiser's files. The depth of discussion contained in this report is specific to the needs of the client and for the intended use stated above.

                  ------------------------------------------
                  Member, Pannell Kerr Forster International

Mr. David L. Lasker                  -2-                           May 19, 1997
-------------------------------------------------------------------------------

To the best of our belief, this appraisal report conforms to requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice (USPAP) established by the Appraisal Foundation. The report is subject to the Certification and General Statement of Assumptions and Limiting Conditions presented in the Addenda. In addition, this appraisal is subject to the following three special assumptions.

          - In 1984 a development plan for the subject was approved through a public referendum. This plan allowed for the development of 60 residential units, an equestrian complex and a hotel/conference center. Following a draft Environment Impact Report, the plan received approval by the City of Pacifica and the California Coastal Commission for a 275-room hotel/conference center and two restaurants. The 60 residential units would not be approved until the hotel was constructed. Following a series of extensions, the specific plan and tentative map expired in 1992. Accordingly, to develop the site, a new specific plan will need to be approved. This would include review and approval of a new Environmental Impact Report, a specific plan, tentative map, development and phasing schedule, and if necessary, a variance from the land coverage controls standards of the Hillside Preservation District Ordinance. For the purpose of this appraisal, it was assumed that the subject would receive all necessary approvals for the development of a 275-room hotel/conference center.

          - Due to the fact that the 60 residential units will not be approved until the hotel is constructed, the value of this development right is highly speculative. Accordingly, for the purpose of this appraisal, we have not reflected any contributory value from this residential component.

          - Portions of the site may include primary or secondary habitat of the San Francisco garter snake. As a result, an appropriate biological study must precede any development of this area, and development will be permitted only if it can be demonstrated that any impact from the development of the site can be adequately mitigated. For the purpose of this appraisal, we have assumed that any mitigation, if required, would be approved by the Department of Fish and Game.


Based on the work undertaken and our experience as real estate analysts and appraisers, we are of the opinion that the "as is" market value of the fee simple estate in the 104.98 acre Mori Point parcel, as of May 1, 1997, is:

              --------------------------------------------------
                  FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
              --------------------------------------------------
                                  $5,500,000
              --------------------------------------------------
              --------------------------------------------------

Mr. David L. Lasker                  -3-                           May 19, 1997
-------------------------------------------------------------------------------

Further, we are of the opinion that the retrospective value of the subject parcel as of August 31, 1992 was:

              --------------------------------------------------
                  FOUR MILLION ONE HUNDRED THOUSAND DOLLARS
              --------------------------------------------------
                                  $4,100,000
              --------------------------------------------------
              --------------------------------------------------


PKF Consulting appreciates this opportunity to be of service to you. Should you have any questions, or if we can be of further assistance, please do not hesitate to contact us.

                    Yours sincerely,

                    PKF CONSULTING



                      /s/ Thomas E. Callahan
                    ----------------------------------------------
                    By Thomas E. Callahan, CPA, CRE, MAI
                          Executive Vice President
                          California Certified General Appraiser #AG9618

                               TABLE OF CONTENTS
-------------------------------------------------------------------------------

                                                                        PAGE

INTRODUCTION                                                              1
A.   Identification of the Property                                       3
B.   Purpose and Function of the Appraisal                                3
C.   Property Rights Appraised                                            3
D.   Important Dates                                                      3
E.   Summary of Ownership and Sales History                               3
F.   Definition of Values                                                 4
     1.   Market Value                                                    4
     2.   Retrospective Value Estimate                                    4
G.   Scope and Methodology of the Appraisal                               4

AREA AND NEIGHBORHOOD REVIEW                                              6
A.   Introduction                                                         6
B.   Area Review                                                          6
     1.   San Francisco Bay Area                                          6
     2.   San Mateo County                                                9
     3.   Pacifica                                                       10
C.   Neighborhood Analysis                                               11
D.   Conclusion                                                          11

PROPERTY DESCRIPTION                                                     12
A.   Site Description                                                    12
     1.   Location, Access, and Visibility                               12
     2.   Topography, Shape and Size                                     12
     3.   Climate                                                        13
     4.   Zoning and Other Governmental Regulation                       13
     5.   Easements and Covenants                                        16
     6.   Utilities                                                      16
     7.   Assessed Value and Property Taxes                              16
     8.   Soil Conditions and Hazardous Materials                        17
     9.   Flood, Wetlands, and Earthquake Zones                          17
B.   Proposed Development Plan                                           18
     1.   The Conference Center Concept                                  18
     2.   Property Design and Configuration                              19
     3.   Development Timeline                                           20

                               TABLE OF CONTENTS
-------------------------------------------------------------------------------

MARKET ANALYSIS AND HIGHEST AND BEST USE                                 22
A.   Introduction                                                        22
B.   The Meetings Market                                                 22
C.   The Performance of Executive Conference Centers                     24
D.   The Competitive Lodging Market                                      26
     1.   Primary Competition                                            28
     2.   Additions to Supply                                            29
     3.   Market Performance of the Competitive Properties               30
     4.   Rooms Demand for the Competitive Market                        30
     5.   Conclusions on Market Demand                                   31
E.   Highest and Best Use                                                32
     1.   Highest and Best Use as if Vacant                              33
     2.   Financially Feasible and Maximally Productive                  33

VALUATION                                                                35
A.   Introduction                                                        35
B.   Subdivision Development (Discounted Cash Flow Analysis)             35
     1.   Introduction                                                   35
     2.   Projected Market Position of the Subject Property              36
     3.   Cash Flow Projections                                          37
     4.   Operating Statistics on Comparable Conference Centers          37
     5.   Stabilized Year Estimate                                       41
     6.   Estimated Operating Results for a Stabilized Year              46
     7.   Estimated Annual Operating Results for the Holding Period      48
     8.   Discounted Cash Flow Analysis                                  52
     9.   Deduction for the Costs to Open the Conference Center          55
     10.  Development Cost Summary                                       58
     11.  Estimated "As Is" Value of the Subject                         60
C.   Ground Rent Capitalization                                          60
D.   Sales Comparison Approach                                           62
     1.   Introduction                                                   62
     2.   Analysis of Sales                                              63
E.   Reconciliation and Final Estimate of Value                          65
F.   Retrospective Value of the Site as of August 31, 1992               66

ADDENDA
A.   Certification of the Appraisers
B.   Statement of Assumptions and Limiting Conditions
C.   Qualifications of the Appraisers
D.   Legal Description
E.   Title Report

                                 INTRODUCTION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                  SUMMARY OF IMPORTANT FACTS AND CONCLUSIONS
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Property Location            West of Highway 1 between the Rockaway Beach and
                             Sharp Park exits at Mori Point, in Pacifica,
                             San Mateo County, California
-------------------------------------------------------------------------------
Owner                        National Investors Financial, Inc.
-------------------------------------------------------------------------------
Assessor's Parcel Number     018-150-010 and 016-430-010
-------------------------------------------------------------------------------
Effective Date of Appraisal  May 1, 1997 and August 31, 1992
-------------------------------------------------------------------------------
Property Rights Appraised    Fee Simple Estate
-------------------------------------------------------------------------------
                             HIGHEST AND BEST USE
-------------------------------------------------------------------------------
Highest and Best Use         Development of a 275-room Hotel/Conference Center
-------------------------------------------------------------------------------
                             PROPERTY DESCRIPTION
-------------------------------------------------------------------------------
Site:
    Area                     104.98 Acres (4,572,924 square feet)
    Zoning                   Planned Development (P.D.) allowing for a
                             275-room Hotel/Conference Center
    Flood Zone               C
    Environmental
     Development Plan:
       Earthquake Fault
         Zone                No
         Shape               Roughly rectangular
         Topography          Steep slopes
    Number of Rooms          275
    Estimated Gross
      Building Area          213,375 square feet or 776 square feet per room
    Estimated Date
      of Opening             January 1, 2001
    Stabilized Occupancy     68.0%
    Average Room Rate        $145.00 (1997 value dollars)
    Stabilized Net
      Operating Income       $5,457,000 (1997 value dollars)
-------------------------------------------------------------------------------
                             VALUATION CONCLUSION
-------------------------------------------------------------------------------
Development Approach         $5,300,000
Ground Rent Capitalization   $6,000,000
Sales Comparison Approach    $5,400,000
-------------------------------------------------------------------------------
FINAL ESTIMATE OF "AS IS"
  MARKET VALUE -
  MAY 1, 1997                $5,500,000
-------------------------------------------------------------------------------
Retrospective Value as of
August 31, 1992              $4,100,000
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                       1

                      PHOTOGRAPHS OF THE SUBJECT PROPERTY
-------------------------------------------------------------------------------


                 [View of the site from the North (the Levee)]







          [View of the Northern Slope of the site from Mori Point Road]


-------------------------------------------------------------------------------
                                       2

                               INTRODUCTION
-------------------------------------------------------------------------------

A.   IDENTIFICATION OF THE PROPERTY

The subject of this appraisal is a 104.98 acre parcel located on Mori Point in the City of Pacifica, County of San Mateo, State of California. A legal description of the site is presented in the Addenda.


B.   PURPOSE AND FUNCTION OF THE APPRAISAL

The purpose of this appraisal is to estimate the "as is" market value of the fee simple estate in the subject. The function of the appraisal is for use in a proposed sale of the property.


C.   PROPERTY RIGHTS APPRAISED

The property rights appraised represent the fee simple estate in the subject. A fee simple estate is defined as:

     ABSOLUTE OWNERSHIP UNENCUMBERED BY ANY OTHER INTEREST OR ESTATE, SUBJECT ONLY TO THE LIMITATIONS IMPOSED BY THE GOVERNMENTAL POWERS OF TAXATION, EMINENT DOMAIN, POLICE POWER, AND ESCHEAT.(1)


D.   IMPORTANT DATES

The effective date of the appraisal is May 1, 1997. The property was inspected by Thomas E. Callahan, CPA, CRE, MAI and Corey Limbach on several occasions between April 29th and May 15th, 1997. In addition, we are also performing a retrospective valuation of the subject as of August 31, 1992.


E.   SUMMARY OF OWNERSHIP AND SALES HISTORY

National Investors Financial, Inc., on behalf of investors, took title to the subject through foreclosure on August 31, 1992. The amount of the unpaid debt secured by the subject at that time was $11,975,058. We are not aware of any sales transactions involving the subject which have occurred during the past three years.


----------------------------------
(1) Appraisal Institute, The Dictionary of Real Estate Appraisal, 3rd ed (Chicago: Appraisal Institute, 1993) pg 140

-------------------------------------------------------------------------------
                                      3

                               INTRODUCTION
-------------------------------------------------------------------------------

F.   DEFINITION OF VALUES

     1.   MARKET VALUE

"Market value" means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

          1.   Buyer and seller are typically motivated;
          2. Both parties are well informed or well advised, and acting in what they consider their own best interests;
          3.   A reasonable time is allowed for exposure in the open market;
          4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and,
          5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(2)

"MARKET VALUE AS IS" on the appraisal date means an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared.(3)

     2.   RETROSPECTIVE VALUE ESTIMATE

An estimate of the value that is likely to have applied as of a specified historic date. A retrospective value estimate is most frequently sought in connection with appraisals for estate tax, condemnation, inheritance tax, and similar purposes.(4)


G.   SCOPE AND METHODOLOGY OF THE APPRAISAL

The scope of the appraisal included an inspection of the subject property and its immediate area, and analysis of the hotel and conference center market as it relates to the subject and an estimation of the subject's market value using the Subdivision Development, Ground Rent Capitalization and Sales Comparison Approaches to valuation.


--------------------------
(2) Federal Register, Vol. 55, 165, Friday, August 24, 1990, Rules and Regulations, 12 CFR Part 34.42(F)
(3) Appraisal Policies and Practices of Insured Institutions and Services
Corporation Federal Home Loan Bank Board, "Final Rule", 12   CFR Parts 563
and 571, December 31, 1987
(4) Appraisal Institute, The Dictionary of Real Estate Appraisal, 3rd ed (Chicago: Appraisal Institute, 1993) pg 308

-------------------------------------------------------------------------------
                                      4

                               INTRODUCTION
-------------------------------------------------------------------------------

Sources of information for the appraisal included interviews with management personnel of competitive and comparable hotel and conference facilities, representatives of local government and community agencies, industry professionals, and local realtors and brokers. Our research, methodology, analyses and conclusions are presented in the following abbreviated or summary report.




-------------------------------------------------------------------------------
                                      5

                         AREA AND NEIGHBORHOOD REVIEW
-------------------------------------------------------------------------------

A.   INTRODUCTION

In commercial real estate valuation, it is generally recognized that property values are influenced by factors that can be broadly categorized as economic, governmental, social and environmental. It is therefore necessary to evaluate the dynamics of these factors within a market to understand their effect on property value.

The Mori Point site is located within the city limits of Pacifica in northwestern San Mateo County, west of Highway 1 and directly on the ocean.
This unique location is approximately 6 miles south of San Francisco's city limits, 7.5 miles west of the San Francisco Airport, and 18 miles north of Half Moon Bay. Pacifica is also approximately 30 minutes from the prospering high-tech area of the Silicon Valley. All of the referenced areas are within the San Francisco Bay Area.

Presented in the following paragraphs is an overview of the San Francisco Bay Area, San Mateo County and Pacifica, including the economic and social factors affecting the subject site. Governmental and environmental issues are primarily discussed in the Property Description Section. The map on the following page highlights the subject property's location in relation to the surrounding region.


B.   AREA REVIEW

     1.   SAN FRANCISCO BAY AREA

The Bay Area has enjoyed an economic boom for the last few years and it is on the cutting edge of the emerging knowledge-based economy in the U.S. All indicators are showing that this growth will continue, a good sign for the hospitality and service industries. This discussion will briefly talk about the economic growth in the general Bay Area, the financial growth in the Silicon Valley and downtown San Francisco and the increase in tourism in San Francisco.


The Bay Area's economic base has been expanding rapidly. According to The Bay Area Economic Forum, the Bay Area not only has an unemployment rate of 5.5 percent which is below the national average of 5.6 percent, it also has a growing Gross Regional Product (GRP). From 1994-1995 the real growth rate of GRP was 4 percent, 1.5 percent higher than the national average and substantially higher than the growth rate in the Bay Area between 1990-1993, which was effectively zero. In addition, the median household income in the Bay Area is $42,293, the fourth highest in the country. Finally, the Bay Area has more fast-growing private companies than any comparative region and attracts 35 percent of the venture capital invested in the U.S., although it represents only 2 percent of the population.

-------------------------------------------------------------------------------
                                      6

                                 [MAP]











-------------------------------------------------------------------------------
                                      7

                         AREA AND NEIGHBORHOOD REVIEW
-------------------------------------------------------------------------------

One area contributing significantly to the Bay Area's economic success is the growing number of high-tech companies in the Silicon Valley. The high-tech industry has evolved from its historic base of hardware manufacturing to more information technology and multimedia applications. Additionally, the concentration of the high tech industry has spawned ancillary and supporting businesses such as law firms, financial services and consulting. With world-class educational systems led by Stanford University, this area continues to develop a highly educated population base to feed the growing demand from small companies.

Of the "100 Fastest Growing Companies in America" according to FORBES Magazine, 38 are high-tech firms in the Silicon Valley. Also, out of the top 150 companies in the Bay Area, 50 percent are in the Silicon Valley. Two of the largest revenue producing companies in the Silicon Valley are Hewlett-Packard in Palo Alto and Intel in Santa Clara, producing $33 and $16.2 billion in 1996, respectively. Because the Silicon Valley is within a half hour of the subject, its economic prosperity would have a positive impact on occupancy for the proposed conference center. In addition, many corporate headquarters are located in the Silicon Valley which would draw employees worldwide for education and training. The Mori Point Conference Center would be a suitable facility to host these meetings.

In addition, San Francisco is a major financial center for the west coast. For example, out of the 150 top firms in the Bay Area, twenty are located in downtown San Francisco with 10 being their headquarters. Of the largest, BankAmerica produced $19 billion in revenues in 1996 and McKesson Corporation generated $13.6 billion. A further example of the strength of the financial market in San Francisco is that the Pacific Stock Exchange is currently searching for a larger building. The proposed conference center can be expected to benefit from the outpour of this financial growth.

San Francisco is also a favorite destination for both tourists and conventioneers; it is well liked for is scenery, restaurants, mild climate, and varied types of entertainment. The City has approximately 30,000 hotel rooms (all classifications) and 2,000 restaurants. It is estimated that in 1996, 3.5 million tourists and conventioneers stayed in San Francisco's hotels and motels. This was a 7 percent gain from 1995 which was the biggest
year-to-year increase in more than a decade.   Although 1996 figures are not
available yet, it is estimated that San Francisco had 16.4 million total visitors in 1995 who spent $4.9 billion. According to the Moscone Convention Center, annual attendance has increased at a compound annual rate of 10.6 percent over the past four fiscal years (July 1991 through June 1996), from approximately 1.66 million attendees in fiscal year 1991/1992 to approximately 2.48 million attendees in fiscal year 1995/1996.

-------------------------------------------------------------------------------
                                      8

                         AREA AND NEIGHBORHOOD REVIEW
-------------------------------------------------------------------------------

Economists are predicting that this recent prosperity will continue to grow. According to the Bay Area Economic Forum, the Bay Area's strong business performance in knowledge-intensive industries leads to high personal income and quality of life. This in turn allows for the retention of human and financial capital and, therefore, further investment and growth in the region.

     2.   SAN MATEO COUNTY

San Mateo County has developed a diverse economic base which is supported by an extensive transportation system, proximity to both San Francisco to the north and Silicon Valley to the south, and a highly educated workforce. The county's economic activity is primarily related to trade, finance, and business services, which are particularly linked to the biotechnology, instruments, printing, and electronics industries.

San Mateo County is generally referred to as the Peninsula, or the Northern Peninsula locally. A coastal mountain range, running north and south, divides the lightly populated western region of the county from the heavily populated eastern corridor, stretching from San Francisco to the Silicon Valley.

The western portion of the county is composed primarily of agricultural, park, and watershed land. San Mateo county encompasses 449 square miles and includes 20 incorporated communities with a combined population of approximately 700,000. Between 1992 and 1996, San Mateo County's population has grown by a compound annual growth rate (CAGR) of approximately 1.0 percent. Total employment in the county was approximately 320,000 in 1995 and projected to increase by roughly 12 percent to 356,000 in the year 2000.

The following chart lists the ten top employers in San Mateo County who would potentially bring business to the proposed conference center.

    -----------------------------------------------------------------------
    -----------------------------------------------------------------------
                    TOP TEN COMPANIES IN SAN MATEO COUNTY
    -----------------------------------------------------------------------
                COMPANY NAME                         NUMBER OF EMPLOYEES
    -----------------------------------------------------------------------
          1. Oracle                                         4,300
    -----------------------------------------------------------------------
          2. Raychem Corp.                                  2,749
    -----------------------------------------------------------------------
          3. Genentech, Inc.                                2,600
    -----------------------------------------------------------------------
          4. Franklin Templeton Group of Funds              2,410
    -----------------------------------------------------------------------
          5. Kaiser Permanente                              2,280
    -----------------------------------------------------------------------
          6. SRI International                              1,940
    -----------------------------------------------------------------------
          7. Intuit, Inc.                                   1,600
    -----------------------------------------------------------------------
          8. Safeway, Inc.                                  1,184
    -----------------------------------------------------------------------
          9. Perkin Elmer/Applied Biosystems                1,000
    -----------------------------------------------------------------------
          10. SEGA                                            900
    -----------------------------------------------------------------------
    -----------------------------------------------------------------------


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                                      9

                         AREA AND NEIGHBORHOOD REVIEW
-------------------------------------------------------------------------------


Preliminary plans exist for a $525 million sports and retail complex to be located at Candlestick Point, approximately eight miles northeast of the subject site. Plans include a 75,000 seat football stadium for the San Francisco Forty Niners and an entertainment-retail mall that would be known as Candlestick Mills.

In 1996, approximately 39 million passengers traveled through the San Francisco International Airport (SFO), an increase of 8.3 percent over 1995, and a CAGR of
5.2 percent over 1992. The following table outlines the increase in passenger counts from 1992.

              --------------------------------------------------
              --------------------------------------------------
                   San Francisco International Airport
                            Passenger Count
                               1992-1996
              --------------------------------------------------
                                             PERCENT INCREASE
                YEAR     PASSENGER COUNT     FROM PREVIOUS YEAR
              --------------------------------------------------
              --------------------------------------------------
                1996        39,251,942              8.2%
              --------------------------------------------------
                1995        36,262,745              4.7%
              --------------------------------------------------
                1994        34,647,614              5.7%
              --------------------------------------------------
                1993        32,770,280               .5%
              --------------------------------------------------
                1992        32,609,765               2.6%
              --------------------------------------------------
              --------------------------------------------------


This significant increase is attributable to both a resurgence of business and leisure travel, combined with six additional airlines providing service into San Francisco. SFO is currently undergoing a $2.4 billion expansion consisting of a new international terminal, a $400 million monorail network, and a new rental car garage. It is forecasted that this expansion will increase passenger traffic by 20 million travelers annually. The SFO expansion project is expected to be completed by 2001.

     3.   PACIFICA

Pacifica, meaning "peaceful," was incorporated in 1957 and covers 8,000 acres in total. It is located 400 miles north of Los Angeles and 15 miles south of San Francisco. Pacifica is located on the ocean coast of the San Francisco Peninsula 7.5 miles west of the San Francisco International Airport.

Pacifica has a population of approximately 39,080 inhabitants. It is a youthful community (median age 28 years) where 72 percent of the families own their own homes. Pacifica has a median household income of $47,533 which is nearly $1,000
higher than that of San Mateo County.    Approximately 87 percent of Pacificans
work outside of Pacifica. Pacifica's largest employers are Jefferson Union High School District, Laguna Salada School District, City of Pacifica and Safeway. Skyline college, one of the three colleges in the San Mateo County Community College District, is located in Pacifica and offers vocational training in many fields.


-------------------------------------------------------------------------------
                                      10

                         AREA AND NEIGHBORHOOD REVIEW
-------------------------------------------------------------------------------


Pacifica's main industries are tourism and recreation. Popular local activities are shopping and dining on Palmetto Avenue and in Rockaway Beach,
sightseeing at Sanchez Adobe and hiking in San Pedro Park.   Pacifica draws
visitors mainly from the Bay Area. Visitors who fly in from out of town to drive along the Pacific Coast Highway may stop in Pacifica because of its proximity to the airport. Pacifica as a tourist destination is not as well known throughout the country as, for example, Carmel or Monterey.

C.   NEIGHBORHOOD ANALYSIS

The subject site is located just west of Fairway Park, a modest single family housing complex, and south of Sharp Park Golf Course, owned and operated by the City and County of San Francisco. There are very few existing retail stores or services within walking distance of the site.

One exit south on Highway 1, approximately one-half a mile, is Rockaway Beach which serves as Pacifica's tourist center. The map on the following page identifies the site location within the City of Pacifica.


D.   CONCLUSION

The economy of the San Francisco Bay Area is diverse and demonstrating strong growth. This growth has led to strong hotel market performance from San Francisco down through San Jose. A lodging facility in Pacifica, being located proximate to San Francisco , SFO, and the Silicon Valley could attract demand given the appropriate mix of facilities. The proposed project, being a conference-oriented development, would be well positioned to attract demand from the many nearby corporations, as well as national companies flying through SFO.



-------------------------------------------------------------------------------
                                      11

                                 [MAP]























-------------------------------------------------------------------------------
                                      12

                             PROPERTY DESCRIPTION
-------------------------------------------------------------------------------


A.   SITE DESCRIPTION

     1.   LOCATION, ACCESS, AND VISIBILITY

The subject site is located west of Highway 1 with direct ocean frontage in the City of Pacifica, County of San Mateo, State of California. The subject site is approximately 6 miles south of the San Francisco city limits, 7.5 miles west of the San Francisco Airport, and 18 miles north of Half Moon Bay. Travel time to the airport is approximately 15 minutes, and 20 minutes to downtown San Francisco.

North of the subject site are single-family, modest residential homes in the Fairway Park complex. Further north of Fairway Park is the Sharp Park Municipal Golf Course, owned and operated by the City and the County of San Francisco.
On the western side of the golf course is an important habitat for the San Francisco garter snake. South of the subject site is Rockaway Beach, a commercial and visitor hub in Pacifica.

Improvements are proposed to create one or more access roads to the subject site. These roadways would improve commercial access by providing an alternative access to and from the Coast Highway. Alternatives such as a local roadway on an overpass of Highway 1 at the Mori Point cut as well as a frontage road extending from Clarendon Road have been proposed. Each alternative needs more study.

Access to the site is available off of Highway 1 from Mori Point road, currently an unimproved private road. This exit is between the Rockaway Beach and Sharp Park exits. Improving this road and the Highway 1 intersection is one possible way of providing direct access to the proposed hotel. There is also discussion of creating a frontage road which would be accessible from Clarendon Road, along the levy between Sharp Park Golf Course and the ocean.

Access to the site from the surrounding area is considered very good due to its proximity to both SFO and downtown San Francisco. Direct access from the road is not ideal considering that this particular section of Highway 1 is a two lane highway. In this area, the highway is now at capacity during commuter's peak-use hours.

Because of its prominent elevation, Mori Point has excellent visibility for travelers driving both north and south on Highway 1.

     2.   TOPOGRAPHY, SHAPE AND SIZE

The subject's land area is approximately 4,572,924 sq. ft., or 104.98 acres. The site has a roughly rectangular shape with a smaller rectangular component extending from the center of the northern section of the parcel. According to the plat map the site has frontage of approximately 1,360 feet along the ocean, 1,100 on Highway 1 and 3,100 feet on both the south and north end of the parcel. The smaller protrusion has

-------------------------------------------------------------------------------
                                      13

                             PROPERTY DESCRIPTION
-------------------------------------------------------------------------------


dimensions of approximately 650 feet by 450 feet. The topography of the site consists of highly visible steep slopes and a striking ridgeline. The highest point of the site is on the northwest tip, just south of where the proposed hotel/conference center would be located. The view of the ocean is spectacular from Mori Point.

The plat map detailing the dimensions of the subject site is presented on the following page.

     3.   CLIMATE

The weather in Pacifica is generally cool with mild winds and a large amount of fog. According to "Pacifica's Natural World" on the Internet, the average temperature ranges from approximately 50 degrees in the winter months (November -January) to 65 degrees in the summer months (July - October). The average rainfall is 25.22 inches a year with the average wind velocity of 9 miles an hour. The predominant fog season is July and August where the fog usually lingers for three or four days at a time before disappearing until the next cycle moves in, a day or two later. Fog usually burns off in the morning and returns late afternoon. In the winter, when inland valleys are fog-filled, Pacifica enjoys clear bright days.

     4.   ZONING AND OTHER GOVERNMENTAL REGULATIONS

The subject site is legally identified as A.P. No. 016-430-010 and 018-150-010 and zoned to P-D (planned development). This site was previously zoned for A/B-5 (Agriculture) and C-R (Commercial Recreation) but in 1984, was re-zoned through a public referendum (City of Pacifica, Measure C) in which the city's voters approved the proposed Development Plan. The proposed development plan consisted of 60 residential units to be located on the northern section of the property, an equestrian complex to be located at the eastern end of the property and a hotel/conference center with two restaurants and retail space to be located at the western end of the property. The ridgeline area and marsh area are restricted to open space which shall either be dedicated to a public agency or, if not accepted by a public agency, restricted to privately owned and maintained open space.

Following a draft Environment Impact Report in 1984, the plan received approval by the city and the Coastal Commission for a 275 room hotel/conference center and two restaurants. The 60 detached single family dwellings could not be approved until the hotel was constructed.

On February 9, 1988, there were amendments made to the Mori Point Land Use Plan. They have been approved by the city council but have not yet been submitted to the Coastal Commission for approval. The following paragraphs outline some of the important elements of these amendments.

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                                      14

                                 [MAP]




















-------------------------------------------------------------------------------
                                      15

                             PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

          a.   MORI POINT DESIGNATED AS A SPECIAL AREA

Because of human abuse, Mori Point is now designated as a Special Area to promote integrated, planned and well designed use of the site. This designation means that any development should be planned as a unit, considering geotechnical, slope and environmental limitations of the site as well as to preserve the scenic qualities of the natural landform. The visitor-serving uses proposed on the west end of the site should be designed to be subordinate to the landform and not sited on a prominent ridgeline. No development should occur on slopes in excess of 35 percent or on the prominent ridgeline. In addition, this plan requires that a minimum of 30 percent of the total developable area should be in commercial uses, unless it is determined through geotechnical and environmental studies that the west portion of the site is not suitable for development. In that case, less than 30 percent of the developable area may be in commercial uses. Beach access and beach parking are not appropriate because of the potential impacts on the adjacent habitat of the San Francisco garter snake.

          b.   BIOLOGICAL AND ENVIRONMENTAL STUDY NEEDED

Because portions of this site may include primary or secondary habitat of the San Francisco garter snake, extensive biological and geotechnical study should precede any development in this area. Development will be permitted only if it can be demonstrated that impacts from the use and access road on the adjacent SF garter snake habitat can be adequately mitigated. Proposed mitigation for impacts on the San Francisco garter snake habitat must be reviewed and approved by the Department of Fish and Game before approval of a project.

Following a series of extensions, the approvals for the site expired in 1992. On August 31, 1992, National Investors Financial, on behalf of its investors, took title to the property through foreclosure, with the intent to pursue the conference center development. National will now have to go through similar processes in order for a new plan to be approved. Review by the Planning Commission will be required and will include consideration of a new Environmental Impact Report, a Specific Plan, the Tentative Map, development and phasing schedule, and, if necessary, a variance from the land coverage control standards of the Hillside Preservation District (HDP) Ordinance.

In the course of our research, we spoke with Mr. Malcolm Carpenter, A.I.C.P and Mr. Tim Molinare, Community and Economic Development Director for the City of Pacifica. These individuals are knowledgeable of the history of the development and the process required to proceed with the development. Based on our discussions, it is clear that the City of Pacifica is interested in fostering new lodging development, and considers the Mori Point project a major priority for future economic growth. Our understanding from these parties is that the zoning allowing for the hotel development, as passed by public vote, cannot be changed except as a result of another vote or court action.

--------------------------------------------------------------------------------

                             PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

While it is anticipated that there will be some opposition to the project based on environmental issues, the developers appear to be taking every precaution to ensure that the key issues of endangered species and soil erosion are being addressed properly. It is a stated assumption of this report that the appraised value assumes that the project will receive all necessary approvals and will therefore be able to be developed.

     5.   EASEMENTS AND COVENANTS

Included in the Addenda to this report is a copy of the Policy of Title Insurance issued by Commonwealth Land Title Insurance Company, dated April 30, 1990. The title policy refers to a non-exclusive easement and right of way for ingress and egress. We are not aware of any easements or covenants which would adversely affect the value of the property.

     6.   UTILITIES

All utilities are available and connected to the site. Utility services to the building are provided by the following agencies:

            -----------------------------------------------------------
            -----------------------------------------------------------
             Electricity    Pacific Gas and Electric Company
             Natural Gas    Pacific Gas and Electric Company
             Water          North Coast County Water District
             Sewer          City of Pacifica
             Telephone      Pacific Telephone Company
            -----------------------------------------------------------
            -----------------------------------------------------------

     7.   ASSESSED VALUE AND PROPERTY TAXES

The subject site is assessed by the County of San Mateo on a tax year commencing July 1 of every year. Under the provisions of Article 13-A of the State of California, properties are assessed based upon their fair market value as of the change of ownership date. The assessed value can be increased a maximum of two percent per year until such date as the property is subsequently sold, substantial new construction take place, or the use of the property is substantially changed.

--------------------------------------------------------------------------------

                             PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

The current assessed value of the property is as follows:

                       --------------------------------
                       --------------------------------
                                APN# 018-150-010
                       --------------------------------
                       Land Value           $3,250,796
                       Improvements              0
                       Personal Property         0
                       Net Taxable Value    $3,250,796
                       --------------------------------
                                APN # 016-430-010
                       --------------------------------
                       Land Value            $433,091
                       Improvements              0
                       Personal Property         0
                       Net Taxable Value     $433,091
                       --------------------------------
                       --------------------------------


The indicated tax rate is 1.0701%. Total taxes are $43,687.94, of which $4,266.68 are direct assessments.

As of April 2, 1997, there are no outstanding taxes on the property. The next installment of $21,843.97 will be due on November 1, 1997.

     8.   SOIL CONDITIONS AND HAZARDOUS MATERIALS

The steep slopes, covered with coastal vegetation, have only a thin layer of soil and are subject to serious erosion. Also, emergency access to this area is difficult. According to the amendments to the land use plan, the steep slopes and upper ridgeline have been designated Open Space Residential and Prominent Ridgeline. These designations will preclude any development unless it is shown that the public's safety can be assured, no geotechnical problems will result and there is no other place on the site to develop. Currently, there are several geotechnical firms being interviewed to conduct a study of the land.

We have no knowledge of any hazardous materials present in the soil. It is assumed that the soil and improvements do not contain any toxic or hazardous materials.

     9.   FLOOD, WETLANDS, AND EARTHQUAKE ZONES

According to the Flood Insurance Rate Map Community Panel Number 060323-0004D of the Federal Emergency Management Agency, dated February 19, 1987, the subject property is zoned "C", an area determined to be outside the 500-year flood plain. This area has been identified in the community flood insurance study as having a moderate or minimal hazard from the principal source of flood, and flood insurance is not mandatory.

Flood control is by a drainage plan of storm drains and adheres to city codes. Federal Flood Insurance is available but not mandatory.

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                                     18

                             PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

According to a representative of the California State Department of Mines and Geology, the subject is not in an Earthquake Fault Zone. However, the entire Northern California area is considered to be a seismically active region.

B.   PROPOSED DEVELOPMENT PLAN

     1.   THE CONFERENCE CENTER CONCEPT

This introduction to conference centers is provided as an overview to this specialized type of hospitality industry facility. These generalized comments are intended to provide guidance to understanding this industry and how the different types of properties function, highlighting the general characteristics of the conference center industry's to major segments of demand.

According to the International Association of Conference Centers (IACC), a conference center is defined as "a facility whose primary purpose is to accommodate small to medium-sized meetings." A fully dedicated conference center differs from a hotel or resort that has meeting space in that the primary purpose of a conference center is to satisfy and accommodate groups by offering a self-contained, full-service meeting environment. It is dedicated to accommodating small-to-medium sized groups, and meetings usually comprise at least 60 percent of a facility's overall business. Due to this dedication to meetings, conference centers tailor their facilities and services primarily to the needs of the meeting planner by providing all necessary arrangements for the complete schedule of activities from arrival to departure. The pricing structure for a conference is often a single, uniform per person rate - a package that includes lodging, meals, coffee breaks, meeting services, and equipment fees, called a Complete Meeting Package (CMP), or the Full American Plan (FAP). Meeting rooms are designed and used only for meetings and do not double as banquet rooms or exhibition space. Meal functions are held in a central dining area. The IACC defines five types of conference centers, one of which, the Executive or Dedicated Conference center, we feel suits the Mori Point site the best.

At an EXECUTIVE (DEDICATED) CONFERENCE CENTER groups are typically composed of corporations, associations, and other organizations that emphasize quality of accommodations and services over price. This type of facility was developed primarily to satisfy upper-level management meetings and education/training seminars. Facilities usually include sophisticated equipment and are staffed with professional conference coordinators. Because of its proximity to San Francisco and the Silicon Valley, we consider that the Mori Point Conference Center would be positioned within this category of facilities. The table on the following page highlights the clarification criteria for an executive conference center:

--------------------------------------------------------------------------------

                             PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           CLASSIFICATION CRITERIA
                         EXECUTIVE CONFERENCE CENTER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PRIMARY CRITERIA
                       MUST QUALIFY IN ALL OF THE NINE.
--------------------------------------------------------------------------------
 1) Facility does not meet the RESORT Conference Center criteria.
--------------------------------------------------------------------------------
 2) Facility offers on-site lodging, dedicated conference space, and dining room accommodations.
--------------------------------------------------------------------------------
 3) Conference room design incorporates the following:
          - Majority of conference setups are upholstered armchairs (minimum rating - six hours).
          - Majority of conference setups use tables designed for meetings providing a hard writing surface.
          -    Appropriate light (30-50 foot candles at tabletop, adjustable).
          -    Climate-controlled conference rooms.
          - Wall surfaces suitable for tacking or other mounting of flipchart-type sheets.
          -    Appropriate acoustics for conference communication.
          -    Adequate electrical, A/V and telephone outlets.
          -    Unobstructed interior views.
--------------------------------------------------------------------------------
 4) A minimum of 70% (based on net area) of meeting space is dedicated single-purpose conference space.
--------------------------------------------------------------------------------
 5) A minimum of 60% of occupied room nights is generated by conferences.
--------------------------------------------------------------------------------
 6) Facility is owned by a FOR-PROFIT entity.
--------------------------------------------------------------------------------
 7) Less than 51 % of the business and less than 51% of the occupancy is generated by the owning entity.
--------------------------------------------------------------------------------
 8) Facility offers a package plan which includes conference rooms, guest rooms, three meals, coffee breaks, conference services and basic A/V.
--------------------------------------------------------------------------------
 9) Facility is not ANCILLARY to a larger hospitality entity.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         SECONDARY CRITERIA
                    MUST QUALIFY IN EIGHT OF ELEVEN.
--------------------------------------------------------------------------------
 1) Minimum ratio of conference space to guest rooms is 50 net square feet.
--------------------------------------------------------------------------------
 2) Separate conference and dining facilities with at least one dining room available specifically for the convenience of conference groups.
--------------------------------------------------------------------------------
 3) Dining facilities designed to accommodate groups on a flexible meeting schedule (at convenience of group), at least for breakfast and lunch.
--------------------------------------------------------------------------------
 4) Minimum number of dining seats to accommodate the capacity of the conference facility for lunch in two seatings of one hour each.
--------------------------------------------------------------------------------
 5) Conference Services Department which is staffed with skilled professionals who can service the special needs of conference planners.
--------------------------------------------------------------------------------
 6) Basic A/V capabilities on site with staff capable of providing A/V program consultation, equipment setup, equipment operation.
--------------------------------------------------------------------------------
 7) Guest room design to include adequate and separate work space for each bed, adequate reading/work lighting and comfortable seating.
--------------------------------------------------------------------------------
 8) Conference rooms available to clients on a 24-hour basis (for storage of materials, etc.).
--------------------------------------------------------------------------------
 9) Maximum number guest rooms - 300.
--------------------------------------------------------------------------------
10) Average group size - 45 people or less.
--------------------------------------------------------------------------------
11) Location where surroundings do not distract from learning process.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Source:  INTERNATIONAL ASSOCIATION OF CONFERENCE CENTERS (IACC)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


     2.   PROPERTY DESIGN AND CONFIGURATION

The current property owner will be engaging a new architect to design a new plan to submit for approval. It is our understanding that as long as the overall development program remains the same, they will have the ability to make minor alterations to the design. At this time, however, detailed plans are not available.

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                                     20

                             PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

As we do not have detailed plans, we have therefore used the foregoing criteria for an executive conference center as the basis for our estimates of the space requirements for the Mori Point Conference Center. It is important to design sufficient meeting space in relation to the number of guest rooms and enough food and beverage outlet seats to accommodate both the in-house guests and meeting attendees. The following table summarizes our estimates of the space for the individual components and the total project, which we have used in our estimate of the development cost (presented in the following section).

              ---------------------------------------------------
              ---------------------------------------------------
                         MORI POINT CONFERENCE CENTER
                         ESTIMATED DEVELOPMENT PROGRAM
              ---------------------------------------------------
              ---------------------------------------------------
               Number of Rooms                               275
              ---------------------------------------------------
               Square Feet Per Room                          400
              ---------------------------------------------------
              Circulation                                  30.0%
              ---------------------------------------------------
               Total Guest Room Square Footage           143,000
              ---------------------------------------------------
               Meeting Space                              27,500
              ---------------------------------------------------
               Pre-Function/Circulation                    6,875
              ---------------------------------------------------
               Lobby                                       5,000
              ---------------------------------------------------
               Restaurant Space                            9,000
              ---------------------------------------------------
               Lounge                                      2,000
              ---------------------------------------------------
               Recreation                                  3,000
              ---------------------------------------------------
               Back-of-House                              17,000
              ---------------------------------------------------
               Total Square Feet                         213,375
              ---------------------------------------------------
               Square Feet Per Room (Gross)                  776
              ---------------------------------------------------
               Parking Spaces Per Hotel Room                 1.5
              ---------------------------------------------------
               Parking Spaces                                412
              ---------------------------------------------------
              ---------------------------------------------------

The management and affiliation of the proposed conference center has not yet been identified.

          2.    DEVELOPMENT TIMELINE

Two obstacles in the development of the Mori Point project are the issues of endangered species and land erosion. The first step for the developer is to determine if the San Francisco garter snake still exists and if there are any other endangered or threatened animals (possibly the California red-legged frog) on the subject site. Currently, a biological assessment is being done by Dr. Sam McGinnis which should be completed within approximately three months. Should this study prove there are endangered species in the Mori Point area, a Habitat Conservation Plan will need to be completed and a 10A
Permit processed.   It may be possible to create a 200 foot wide snake
corridor on the voter-approved Mori Point Development Plan designated "open space." In addition, a study by a geotechnical firm to determine if there is any erosion or cliff retreat is needed. Finally, a new architect will be selected to re-plan this development.

--------------------------------------------------------------------------------

                             PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

Another hurdle in the development process is to build adequate infrastructure to support a conference center in an efficient and safe manner. Whether the developer decides to create a frontage road along the ocean, an overpass over Highway 1, or a four-way signaled intersection, the process will be time consuming and expensive. More study of potential infrastructure changes will need to be done.

The process for submitting and obtaining a new Environmental Impact Report will take approximately 18 months. This will include the biological assessment currently being conducted by Dr. McGinnis, a report completed by the selected geotechnical firm, and the application and submission of a Habitat Conservation Plan, and a new Specific Plan. The design and approval for a new architectural plan is estimated to be another six months. We are then allotting 18 months for construction.

Given this estimated pre-development and development timeline, we have projected that the Mori Point Conference Center would be open by January 1, 2001.

--------------------------------------------------------------------------------

                  MARKET ANALYSIS AND HIGHEST AND BEST USE
--------------------------------------------------------------------------------

A.   INTRODUCTION

The subject property is expected to be developed with a 275-room conference center hotel. As such, a determination of the value includes an analysis of the market in which such a property would operate. This market analysis will result in the estimates of operating performance for the conference center used to derive the income stream, which in turn determines the value of the project as completed.

In our analysis of the market, we have included a discussion of the conference center market, the market for coastal properties in northern California, and selected properties in the nearby San Francisco Airport area.


B.   THE MEETINGS MARKET

M&C - MEETINGS & CONVENTIONS MAGAZINE, along with the Reed Travel Group, has been conducting a survey every two years of meeting planners since 1974. The survey provides the travel industry with data on the number of meetings, expenditures, attendees, and the characteristics of meeting planners. The following was reported in the most recent report published in 1996.

Corporate and association subscribers to M&C - MEETINGS AND CONVENTIONS MAGAZINE were involved in planning a total of 983,600 meetings in 1995. Close to eight out of ten (81 percent) of those meetings were corporate-oriented meetings. Association meetings, in turn, were 18 percent and conventions 1 percent of the total number of meetings planned nationwide. Attendance at these meetings was
77.7 million in total. These figures do, however, represent a decline from those reported in the 1993 survey. Yet, as will be discussed later in this section, among the different types of conference centers, executive conference centers have been able to achieve the highest levels of occupancy, revenues measured on a per occupied room basis, and operating profits.

From 1985 to 1995 the meetings market increased 9 percent, from 903,700 meetings in 1985 to 983,600 in 1995. The number of corporate meetings increased 13.0 percent from its level ten years ago. In 1985 there were 706,100 corporate meetings compared to 797,100 in 1995. In total, however, the number of meetings has been decreasing since 1989 when it reached a peak of 1,066,000 meetings.

Corporate meetings grew at an annual rate of 1.4 percent from 1985 through 1995 (latest available data). Association meetings decreased at a rate of (0.6) percent per year. As shown in the following table, corporate meetings still out-number association meetings by a substantial margin. The average attendance per corporate meeting increased to 62 in 1995 from 56 in 1985, while attendance at association meetings declined slightly to 86 in 1995 from 98 in 1985.

--------------------------------------------------------------------------------

                  MARKET ANALYSIS AND HIGHEST AND BEST USE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 TRENDS IN CORPORATE AND ASSOCIATION MEETINGS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                  AVERAGE ANNUAL
                                                                  PERCENT CHANGE
             SEGMENT                    1985          1995          1985-1995
--------------------------------------------------------------------------------
CORPORATE MEETINGS
    No. of Meetings                     706,100       797,100           1.4%
    Attendance                       39,800,000    49,325,000           2.4%
    Average Attendance Per Meeting           56            62             -
--------------------------------------------------------------------------------
ASSOCIATION MEETINGS
    No. of meetings                     185,400       175,600          (0.6)%
    Attendance                       18,200,000    15,120,500          (2.0)%
    Average Attendance Per Meeting           98            86             -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Source:  THE MEETINGS MARKET 1996, REED TRAVEL GROUP; AND PKF CONSULTING
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Corporate meetings can be divided by several principle categories including training seminars, management meetings, professional or technical meetings, sales-related meetings and other miscellaneous activities. The percentage of meeting demand and average attendance and length of stay for the different types of corporate meetings is shown in the following table. Training seminars are the largest category and comprise 23.0 percent of corporate meetings. Management meetings comprise approximately 10.0 percent of the corporate meeting demand and have one of the lowest average attendance at 36 attendees. Sales related meetings comprise a total of 40.0 percent of corporate meeting demand and include regional and national sales meetings and incentive trips to destination resorts. On average, corporate meetings are
2.8 days which means there are typically four days on site with a three night stay-over.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                     CHARACTERISTICS OF CORPORATE MEETINGS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     PERCENT           AVERAGE        AVERAGE
          TYPE OF MEETING            OF TOTAL         ATTENDANCE     NO. OF DAYS
--------------------------------------------------------------------------------
Training Seminars                       23%               53            2.7
Management Meetings                     10%               36            2.4
Professional/Technical Meetings         10%               68            2.7
Sales Related
     REGIONAL AND NATIONAL MEETINGS     22%               36            2.4
     INCENTIVE TRIPS                    18%               95            3.9
New Product Introductions                6%               95            2.3
Stockholder Meetings                     1%               33            1.7
Other Meetings                          10%               87            3.2
--------------------------------------------------------------------------------
Total/Average                          100%               62            2.8
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Source:  THE MEETINGS MARKET 1996, REED TRAVEL GROUP; AND PKF CONSULTING
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

A listing of facility selection criteria for corporate and association meetings in shown in the following table. These criteria are categorized as service-related and facility-related. The cost of the facility/hotel was rated as the most important factor for corporate and association meetings. Other service-related factors included support services, billing and check-in/check-out procedures, the availability of dedicated conference service staff and


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                                      24

                 MARKET ANALYSIS AND HIGHEST AND BEST USE
--------------------------------------------------------------------------------

previous experience. Under facility-related factors, the number, size and quality of meetings rooms was rated first followed by the number, size and quality of the sleeping rooms. On-site recreational facilities such as golf, swimming, or tennis did not rank high for corporate meetings and was relatively insignificant for association meetings.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      FACILITY SELECTION CRITERIA
                    CONSIDERED "VERY IMPORTANT" BY
               CORPORATE AND ASSOCIATION MEETING PLANNERS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                       CORPORATE     ASSOCIATION
SELECTED FACTORS CONSIDERED "VERY IMPORTANT"           MEETINGS        MEETINGS
--------------------------------------------------------------------------------
                                SERVICE RELATED
--------------------------------------------------------------------------------
Cost of Facility/Hotel                                    73%             75%
Quality of Food Service                                   71%             66%
Meeting Support Services and Equipment                    53%             44%
Efficiency of Billing Procedures                          56%             52%
Efficiency of Check In/Out Procedures                     52%             40%
Previous Experience with Staff and Facility               41%             38%
--------------------------------------------------------------------------------
                               FACILITY RELATED
--------------------------------------------------------------------------------
Number, Size and Quality of Meeting Rooms                 72%             62%
Number, Size and Quality of Sleeping Rooms                55%             41%
On-Site Recreational Facilities (Golf, Swimming, Tennis)  24%              9%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NOTE:  Base = Those answering for each item.
Source: THE MEETINGS MARKET 1996, REED TRAVEL GROUP; AND PKF CONSULTING
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

In summary, the meetings market is a large and very diverse configuration of events. We believe that given the characteristics of the site and the existing market and economic base in the San Francisco peninsula, a facility, if developed, should concentrate on the corporate conference market. Such a facility can target meetings with under 100 attendees, the majority of corporate and, in fact, all meetings held.

C.   THE PERFORMANCE OF EXECUTIVE CONFERENCE CENTERS

The International Association of Conference Centers (IACC) and PKF Consulting have recently completed the biennial CONFERENCE CENTER INDUSTRY, A STATISTICAL AND FINANCIAL PROFILE - NORTH AMERICA 1996 report. In the following paragraphs we present an overview of this report's findings, with a focus on executive conference centers, the category in which the proposed subject would be positioned.

Since the recession in 1991 to year-end 1995, U.S. conference centers have achieved a 27.2 percent increase in occupancy. This compares to an 8.3 percent increase in occupancy for the overall lodging industry during the same period. Except for resort conference centers, all types of conference facilities have enjoyed double-digit increases in occupancy since 1991.

--------------------------------------------------------------------------------

                 MARKET ANALYSIS AND HIGHEST AND BEST USE
--------------------------------------------------------------------------------

Total revenue, measured on a per occupied room basis (POR) has grown approximately 20.0 percent for resort and executive conference centers since 1991. For comparative purposes, cumulative inflation during the same period was 11.9 percent and the total revenue for U.S. hotels grew only 10.4 percent. Corporate and college/university conference centers were limited in their ability to participate in the increased dollars being spent by outside groups because of their apparent need to accommodate a greater percentage of in-house and academic meetings.

The net result for the average U.S. conference center has been a 174 percent improvement in the bottom line. The average operating profit before fixed charges, measured on a per available room basis (PAR), grew from $4,367 in 1991 to $11,969 in 1995. With PAR revenues growing only 17.0 percent during the same period, it appears that the growth in profits is attributable mostly to management's ability to control operating expenses.

Given that their primary target market is corporate executive meetings, it appears that executive conference centers are best able to take advantage of the recent improvements in the national economy and corporate profits, as reflected in the strong stock market. Among the different types of conference centers, executive conference centers achieve the highest levels of occupancy, revenues POR, and operating profits. Discussions with corporate meeting planners reveal that, when the budget allows, executive conference centers are preferred over traditional hotels. The quality of the facilities, their adaptability to the latest presentation technologies, and the wealth of experienced conference planners and service managers are the reasons cited most often for this preference.

The following summarizes the market performance and operating characteristics of executive conference centers as researched by the IACC and PKF Consulting.

          - An independent executive conference center located near an airport enjoys the highest occupancy rate, at approximately 70 percent;

          - Median Complete Meeting Package (CMP) rates for conferees are highest among executive conference centers, at $239;

          - Between 1985 and 1995, executive conference centers were leaders in occupancy growth, experiencing a 15.3 percentage point increase (from 50 percent to 65.3 percent average occupancy);

          - In 1995, executive conference centers achieved an average occupancy rate of 65 percent;

          - Between 1985 and 1995, executive conference centers were ranked second after resort centers in terms of average daily rate growth. Executive centers' average daily rates increased at a compound average annual growth of 4.3 percent;

--------------------------------------------------------------------------------

                 MARKET ANALYSIS AND HIGHEST AND BEST USE
--------------------------------------------------------------------------------

          - In 1995, executive conference centers achieved an average daily rate of $121; and,

          - Of all types of conference centers, executive conference centers achieve the highest income before fixed charges, averaging approximately 26 percent nationwide.


In sum, our research has indicated that the overall national meeting market is a broad and important sector within the national hospitality industry, with the corporate segment being the largest. Moreover, executive conference centers are the most successful type within the corporate segment as evidenced by the growth in occupancy levels, average daily rates, and overall income ratios.

D.   THE COMPETITIVE LODGING MARKET

The competitive market for the proposed conference center at Mori Point is derived from comparable hotels located within both the coastal and the San Francisco Airport sub-markets. Presented in the following text is a brief analysis of the proposed subject's competitive hotel market.

The primary competitive lodging market for the proposed conference center at Mori Point is comprised of four hotels with a total of 508 rooms. The selection of the competitive supply was based on location, facilities and amenities, room rate structure, and market orientation. These hotels are all full-service hotels and conference centers, which cater to group and leisure demand emanating primarily from the Bay Area, but with a secondary component of national business attracted to their coastal locations. The secondary competitive lodging market is comprised of three group-oriented airport properties with 1,865 guest rooms, rendering the total to 2,373 rooms.

A table summarizing key information for each of the primary competitive hotels is presented below. A map detailing the location of each of these properties in relation to the subject is presented on the following page, followed by a brief discussion of each property.

--------------------------------------------------------------------------------

                 MARKET ANALYSIS AND HIGHEST AND BEST USE
--------------------------------------------------------------------------------










                                 [MAP]











-------------------------------------------------------------------------------
                                      28

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PROPOSED CONFERENCE CENTER - MORI POINT
CENSUS OF COMPETITION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                           PUBLISHED ROOM
                                           RATES BY SEASON/
                                             DAY OF WEEK
                                  NUMBER  -----------------               AAA
           PROPERTY              OF ROOMS   LOW      HIGH    AMENITIES   RATING
--------------------------------------------------------------------------------
PRIMARY COMPETITION
   Seascape Resort - Aptos          164     $165     $180     A,B,C,D    - - -
   Chaminade Conference Center -
     Santa Cruz                     152     $129     $129     A,C        - - -
   Lighthouse Inn - Pacifica         95      $99      $99     A,B,C      -
   Half Moon Bay Lodge               81     $145     $135                - - - -
                                         FRI./SAT.  SUN.-THU.
SECONDARY COMPETITION
   Hyatt Regency                    791     $139     $179     A,B,C,D    - - - -
   Marriott                         684     $109     $149     A,B,C,D    - - - -
   Westin                           330     $180     $220     A,B,C,D    - - -
--------------------------------------------------------------------------------
Total                             2,373
--------------------------------------------------------------------------------
AMENITIES CODES       AAA RATING

A - Restaurant        - - - - -  - Renowned; exceptional property recognized for marked superiority of facilities and service
B - Meeting Rooms     - - - -    - Exceptional; offers luxurious accommodations
                                   as well as extra amenities
C - Swimming Pool     - - -      - Offers very comfortable and attractive
                                   accommodations
D - Exercise Room     - -        - Exceeds AAA minimum requirements in some
                                   physical and operational categories
                      -          - Meets AAA basic requirements for
                                   recommendation
                      N/R        - Not rated by AAA
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Source:  AMERICAN AUTOMOBILE ASSOCIATION (AAA) 1997 CALIFORNIA/NEVADA TOUR BOOK
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     1.   PRIMARY COMPETITION

The SEASCAPE RESORT is located in Aptos, approximately 60 miles south of the subject. This project has been completed in phases, commencing in 1991. Development is ongoing, and the property currently has 191 units open; when completed the project will have 290 units. The property sits on a high ridge overlooking an excellent beach in Aptos, which is near Santa Cruz. The Seascape Resort has been developed as condominiums which are sold to individuals, who then put the units in a rental pool. The owners have a 90-day use restriction annually, meaning that they can never be fully occupied as residential units. The guest rooms are a mixture of studio, one and two bedroom units. The resort has a restaurant, lounge, and approximately 14,000 square feet of meeting space, which allows it to attract a high percentage of conference business. Additionally, the resort has an arrangement to provide preferential tee times at the nearby Seascape Golf Course. Given its site attributes, size and facilities, we consider this to be the closest competitor to the proposed subject.

--------------------------------------------------------------------------------

                 MARKET ANALYSIS AND HIGHEST AND BEST USE
--------------------------------------------------------------------------------

The CHAMINADE CONFERENCE CENTER is a 152-room dedicated conference center located in Santa Cruz. While situated in the hills and not located directly on the ocean, Santa Cruz is a popular seaside destination and is proximate to the Silicon Valley. Chaminade therefore attracts a significant level of high-tech conference demand, a market which the subject will be seeking to attract. Chaminade has two dining facilities, 12 meeting rooms with a total of 11,733 square feet of meeting space, and a variety of recreational activities for groups to participate in. Although a fully dedicated conference center with suitable facilities and amenities, Chaminade was originally a Catholic school, and the quality level is therefore below that of a newly-developed project.

The LIGHTHOUSE INN is the only property in Pacifica which we have included in the competitive supply. This property was originally developed in 1986, with 95 rooms. The property has recently gone through foreclosure and has been under new management since April, 1996. The Lighthouse is currently undergoing a renovation, with a total of $1.3 million being spent on new furnishings for the lobby, guest rooms and corridors. The hotel includes the Moonraker Restaurant, and approximately 6,500 square feet of meeting space. The Lighthouse Inn is located in Rockaway Beach, a central commercial and tourist area approximately one-half mile south of Mori Point. The property attracts tourist business on the weekends and in the summer season, and transient business emanating from the airport area. While the Lighthouse Inn is the largest and highest profile of the existing hotels in Pacifica, the subject property is anticipated to be of significantly higher quality level.

The HALF MOON BAY LODGE is located approximately 15 miles south of the subject in Half Moon Bay. The property has 81 guest rooms in a two-story, Spanish-style building. The Lodge is located adjacent to the Half Moon Bay Golf Links, and while not under common ownership the hotel can arrange tee times for individual guests and groups. The property offers six meeting rooms accommodating from 15 to 55 people classroom-style.

The secondary competition for the subject is expected to include the major group-oriented hotels at SFO. We have therefore included the HYATT REGENCY, MARRIOTT AND WESTIN hotels as these are the most upscale and cater to a significant level of group meetings business, in addition to corporate and leisure travelers.

     2.   ADDITIONS TO SUPPLY


In addition to the existing properties, we have reviewed information on other properties which could enter the market and potentially offer additional competition to the subject. We have identified the following potential additions:

          - The Beach House, with 54 rooms, opened in April in El Granada, just north of Half Moon Bay. This property is upscale in nature, but with limited meeting space is geared primarily to the individual leisure and commercial markets.

--------------------------------------------------------------------------------

                 MARKET ANALYSIS AND HIGHEST AND BEST USE
--------------------------------------------------------------------------------

          - Three small properties with 38, 55 and 60 units respectively are approved in the City of Pacifica; a fourth hotel with 120 rooms is being evaluated by a prospective developer. The land is currently in escrow (see comparable sales discussion) but nothing formal has been filed with the City. If built, this would be a chain-affiliated, commercial oriented property.

          - The Days Inn in Pacifica has applied for permits for a 12-room expansion.

          - Numerous smaller commercial hotels are being discussed in the airport area.


We are of the opinion that none of these developments, including the further expansion of the Seascape Resort, would create a significant impact on the potential performance of the proposed subject due to its conference center orientation.

     3.   MARKET PERFORMANCE OF THE COMPETITIVE PROPERTIES

The estimated year-end 1996 occupancy level for the overall competitive supply was 80.3 percent with a corresponding ADR of $117.43. The primary competitive market's occupancy was 68.7 percent, with an ADR of $134.59; the secondary competitive market's performance was at a higher occupancy level of
83.3 percent, but with a correspondingly lower rate of $113.69. The range of occupancy levels within the overall competitive supply was from approximately 68 percent to 85 percent. The ADRs ranged between approximately $70 and $180.

With the strong occupancies in the competitive market as well as the Bay Area overall, rates increased significantly in 1996 and are expected to rise even further in 1997. The competitive market average daily rate increased from approximately $104 in 1995 to $117 in 1996, a 12.5 percent jump. The increase in 1997 is expected to be of the same magnitude, given Bay Area lodging indicators through the first quarter.

     4.   ROOMS DEMAND FOR THE COMPETITIVE MARKET

Rooms demand for the overall competitive market is derived from three major market segments: commercial, group, and leisure. For 1996, we estimate that the overall competitive market received one of its highest shares of business from group demand (38.0 percent), with the commercial segment representing
34.0 percent, and the leisure segment representing 28.0 percent. The primary competitive market is even more oriented towards group business, with
50.0 percent of its demand derived from the group segment. The following summarizes the market mix for 1996 for the overall competitive market.

--------------------------------------------------------------------------------

                 MARKET ANALYSIS AND HIGHEST AND BEST USE
--------------------------------------------------------------------------------

--------------------------------------------------------------
--------------------------------------------------------------
                         HISTORICAL PERFORMANCE
                            BY MARKET SEGMENT
                                  1996
--------------------------------------------------------------
--------------------------------------------------------------
                                    COMPETITIVE MARKET
                            ----------------------------------
                              ROOMS                  PERCENT
    MARKET SEGMENT           OCCUPIED                OF TOTAL
--------------------------------------------------------------
Group                        260,200                   38%
Commercial                   237,700                   34%
Leisure                      192,800                   28%
--------------------------------------------------------------
Total                        690,700                  100%
--------------------------------------------------------------
Figures may not foot due to rounding.

Source:  PKF CONSULTING
--------------------------------------------------------------
--------------------------------------------------------------

     5.   CONCLUSIONS ON MARKET DEMAND

In forecasting the proposed subject's performance, we have taken into account the following variables which have been derived from our analysis of the competitive market:

          - The competitive market experienced very strong occupancies and room rates in 1996, with 1997 performance expected to be equivalent or stronger;

          - The group/meeting market segment generates the highest percentage of room nights, currently at approximately 50.0 percent of demand for the primary competitors;

          - The market performance of the primary competitive properties is generally at par with that achieved by national executive conference centers; and,

          - While there are potential additions to supply, no other large, full-service conference center properties are planned on the coast in the near future, providing a market opportunity for the subject.

Based on these observations, we believe there is sufficient market demand in the San Francisco Bay Area to support a high quality conference center similar to that proposed in Pacifica.

Based on all of the information on the local competitive market as well as the performance of executive conference centers nationally, we estimate the subject property will achieve a stabilized occupancy level of 68 percent, with an average daily room rate of $145 in current value (1997) dollars. The following table summarizes our conclusion of the subject's occupancy and average room rate for its first ten years of operation.

--------------------------------------------------------------------------------

                 MARKET ANALYSIS AND HIGHEST AND BEST USE
--------------------------------------------------------------------------------

-----------------------------------
-----------------------------------
MORI POINT CONFERENCE CENTER
ESTIMATED OCCUPANCY AND ADR
-----------------------------------
-----------------------------------
YEAR       OCCUPANCY      ROOM RATE
-----------------------------------
2001         60.0%          $163
2002         64.0%          $168
2003         68.0%          $173
2004         68.0%          $178
2005         68.0%          $184
2006         68.0%          $189
2007         68.0%          $195
2008         68.0%          $201
2009         68.0%          $207
2010         68.0%          $213
-----------------------------------
-----------------------------------
Source:
-----------------------------------
-----------------------------------

The subject property would be expected to derive approximately 60 percent of its demand from conferences. The remainder of its business would be from leisure travelers seeking coastal accommodations, primarily on the weekends and in the summer, and overflow commercial demand from the airport market.

E.   HIGHEST AND BEST USE

The appraisal of real estate always includes a determination of highest and best use. According to the Appraisal Institute in the DICTIONARY OF REAL ESTATE APPRAISAL (3rd Edition) highest and best use is defined as:

     THE REASONABLY PROBABLE AND LEGAL USE OF VACANT LAND OR AN IMPROVED PROPERTY, WHICH IS PHYSICALLY POSSIBLE, APPROPRIATELY SUPPORTED, FINANCIALLY FEASIBLE, AND THAT RESULTS IN THE HIGHEST VALUE. THE FOUR CRITERIA THE HIGHEST AND BEST USE MUST MEET ARE LEGAL PERMISSIBILITY, PHYSICAL POSSIBILITY, FINANCIAL FEASIBILITY, AND MAXIMUM PROFITABILITY.


In determining highest and best use, there are essentially four criteria that must be considered. Each of these criteria must be satisfied sequentially in order to arrive at a highest and best use conclusion.

          1. LEGALLY PERMISSIBLE: The use of a site can be limited by various private and public restrictions including zoning and building codes, environmental regulations, and deed or lease restrictions, among other things.

--------------------------------------------------------------------------------

                 MARKET ANALYSIS AND HIGHEST AND BEST USE
--------------------------------------------------------------------------------

  2. PHYSICALLY POSSIBLE: Use is restricted by the physical characteristics of the site. Characteristics include, but are not limited to size, shape, terrain, soil composition, and accessibility of utilities.

  3. ECONOMICALLY FEASIBLE: The ability of a project or an enterprise to meet defined investment objectives; an investment's ability to produce sufficient revenue to pay all expenses and charges and to provide a reasonable return on and recapture of money invested.

  4. MAXIMALLY PRODUCTIVE: This item refers to that use that produces the highest price, or value, consistent with the rate of return warranted by the market.

     1.   HIGHEST AND BEST USE AS IF VACANT

          a.   LEGALLY PERMISSIBLE

As discussed in the property section, the site has been zoned for a 275-room conference hotel, as well as some residential units and an equestrian center, through a public referendum. To obtain a further change in the permitted use for the site would require a new vote, which would be costly and time consuming. Additionally, given the City's stated interest in promoting new lodging development, there would be considerable opposition to changing the designated use.

          b.   PHYSICALLY POSSIBLE

The second constraint imposed on the possible use of the site is dictated by the physical aspects of the site itself, such as size, frontage, topography, and accessibility. The size and location within a given block are the most important determents of value. In general, the larger the site, the greater its potential to achieve economies of scale and flexibility in development.

The subject site encompasses a total of approximately 107 acres of land in a steeply sloping parcel. Therefore, a large portion of the site is unusable for development. The primary building site, the flat portion at the top, is not suitable to most commercial uses due to its distance from the highway. But with appropriate grading, the proposed conference center would be accommodated, and the views provided by this location would serve the operators of a lodging facility well.

     2.   FINANCIALLY FEASIBLE AND MAXIMALLY PRODUCTIVE

Financial feasibility is based on whether the proposed project will attain a cash flow to sufficient quantity, quality, and duration to allow investors to recover the capital invested and achieve the necessary and expected rate of return. Factors to be considered are the timing or inflows and outflows of cash, revenues, costs, debt service, and the proceeds of a sale or refinancing.

--------------------------------------------------------------------------------

                 MARKET ANALYSIS AND HIGHEST AND BEST USE
--------------------------------------------------------------------------------

In analyzing the subject property, principal reliance was placed on growth trends in the area, present occupancy of competitive properties and proposed development.

As discussed previously, the occupancy and average daily room rates of hotels in the competitive market area have been very strong in the past two years. Based upon our analysis of market conditions, including an assessment of executive conference center performance, there is a substantiated need for additional conference center facilities to satisfy the growing demand in the market.

As will be shown in the following section, the construction costs of the proposed conference center are in line with the indicated value based upon its prospective net income potential in the near term, further supporting its feasibility.

Based on our analysis of the existing market conditions within the immediate area, it is our opinion that the highest and best use of the property as vacant would be to develop an executive conference center hotel such as the proposed.

--------------------------------------------------------------------------------

                                   VALUATION
--------------------------------------------------------------------------------

A.   INTRODUCTION

According to THE APPRAISAL OF REAL ESTATE (Eleventh Edition), there are six procedures which can be utilized to value land:

          1.   SALES COMPARISON;
          2.   ALLOCATION;
          3.   EXTRACTION;
          4.   LAND RESIDUAL;
          5.   GROUND RENT CAPITALIZATION; AND,
          6.   SUBDIVISION DEVELOPMENT (DISCOUNTED CASH FLOW ANALYSIS).


All six procedures are derived from the three basic approaches to value. Sales Comparison and Income Capitalization (i.e. ground rent capitalization) can be directly applied to land valuation. Allocation and extraction procedures reflect the influence of the Sales Comparison and Cost Approaches. The land residual technique is based on the Income Capitalization and Cost Approaches. Subdivision development draws on elements of all three approaches to value.

Based on our analysis of the subject, we are of the opinion that three of the above six procedures, a "Subdivision" Development Analysis, Ground Rent Capitalization, and the Sales Comparison Approach are appropriate methods to value the subject site. These three procedures are discussed in the following text.


B.   SUBDIVISION DEVELOPMENT (DISCOUNTED CASH FLOW ANALYSIS)

     1.   INTRODUCTION

A discounted cash flow (subdivision development) analysis is used to value vacant land that has the potential for development for a use (such as a hotel) when that use represents the likely highest and best use of the land.

As outlined in the prior sections, the subject has city approval to develop a 275-room hotel and conference center, and based on our analysis, this use represents the highest and best use of the site.

In order to develop an estimate of the value of the subject using this approach, we have performed the following tasks.

          1. Based on our market analysis and recommended development program outlined in the prior sections, we developed a ten year statement of estimated annual operating results (net operating income) for a 275-room hotel/conference center.

--------------------------------------------------------------------------------

                                   VALUATION
--------------------------------------------------------------------------------

          2. Using a yield capitalization (discounted cash flow) analysis, we developed an estimate of the prospective market value of the conference center upon completion of development (assumed to be January 1, 2001).

          3. From this prospective market value, we then deducted the estimated cost to develop the conference center, as well as an appropriate entrepreneurial or developer profit. The resulting residual value represents what a prudent and knowledgeable investor would presumably pay for the subject property under this development scenario ("as is" value).


Presented in the following text is a discussion of our findings and conclusion as to the value of the subject using a development approach.

     2.   PROJECTED MARKET POSITION OF THE SUBJECT PROPERTY

As stated in the market analysis section of this report, we are of the opinion that there would be considerable market support for a conference center at the subject location. Given the expected growth in the market in the years 1997 forward and typical conference center performance, we have estimated that the property would stabilize at 68.0 percent occupancy by the year 2003, the third year of operation for the conference center. In terms of average daily room rate, we are of the opinion that a rate equivalent to $145 in 1997 dollars would be achievable.

Presented in the following table is our estimate of the potential occupancy levels and average room rates the subject could achieve over its first ten years of operation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                     PROPOSED MORI POINT CONFERENCE CENTER
                PROJECTED OCCUPANCY LEVELS AND AVERAGE ROOM RATE
                                 (2001 TO 2010)
--------------------------------------------------------------------------------
                           ANNUAL           AVERAGE DAILY         PERCENT
      YEAR                OCCUPANCY           ROOM RATE            CHANGE
--------------------------------------------------------------------------------
Stabilized Year(1)          68.0%              $145.00                -
     2001                   60.0%              $163.00                -
     2002                   64.0%              $168.00              3.0%
     2003                   68.0%              $173.00              3.0%
     2004                   68.0%              $178.00              3.0%
     2005                   68.0%              $184.00              3.0%
     2006                   68.0%              $189.00              3.0%
     2007                   68.0%              $195.00              3.0%
     2008                   68.0%              $201.00              3.0%
     2009                   68.0%              $207.00              3.0%
     2010                   68.0%              $213.00              3.0%
--------------------------------------------------------------------------------
(1) Stated in 1997 value dollars.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   VALUATION
--------------------------------------------------------------------------------

     3.   CASH FLOW PROJECTIONS

Our approach to develop a cash flow forecast for the subject conference center upon completion was to first prepare an estimate of the net operating income
(NOI) of the conference center for a typical or stabilized year of operation stated in current value (1997) dollars. The performance of the property in a stabilized year reflects the normal level of operation of the conference center at its stabilized occupancy (68 percent in the case of the subject), unaffected by temporary non-recurring expenses such as extraordinary start-up marketing, administrative and operational costs which can occur in the initial years of operation of a conference center or upon repositioning of the facility.

From this stabilized year estimate, we then develop a cash flow forecast over a typical holding period (here assumed to be ten years). This forecast over a holding period reflects the impact of such factors as changes in room rates, occupancy, inflation and the fixed and variable components of each revenue and expense item.

     4.   OPERATING STATISTICS ON COMPARABLE CONFERENCE CENTERS

The UNIFORM SYSTEM OF ACCOUNTS FOR CONFERENCE CENTERS, developed by the IACC and PKF Consulting, has been used in the classification of income and expenses in this report. In conformity with this system of account classification, only direct operating expenses are charged to operating departments of the conference center. The general overhead items which are applicable to operations as a whole are classified as deductions from income and include administrative and general expenses, a franchise fee, marketing, property operations and maintenance, and energy costs.

To portray price level changes during the analysis period, we have assumed a 3.0 percent annual inflation rate. This rate reflects the current long-term outlook for the future movement of prices projected by leading economists in the market, which is for the continuation of the prevailing low rates. It should be noted that inflation is caused by many factors, and unanticipated events and circumstances will affect the anticipated rate. Therefore, the operating results computed over the analysis period will vary from actual results, and the variations may be material.

To estimate the future operating results of the proposed conference center at Mori Point in Pacifica, we began with the analysis of the operating performance of five national conference centers. This information is primarily obtained from confidential information submitted in compilation of the 1996 edition of THE CONFERENCE CENTER INDUSTRY - A STATISTICAL AND FINANCIAL PROFILE published cooperatively by the IACC and PKF Consulting.

Our composite is made up of five conference centers considered comparable with the subject due to their size and market orientation. These conference centers, located in various states and none with a national chain affiliation, range in size from 100 to 300

--------------------------------------------------------------------------------

                                   VALUATION
--------------------------------------------------------------------------------

guest rooms with an average of 226 rooms. Financial statements for these comparable facilities follow in the next three pages. For reasons of confidentiality, we are unable to disclose the identity of the comparables. This composite reflects actual year-end 1995 operating results.

Based on our evaluation of these comparable properties, as well as the overall industry averages, we were able to develop a statement of estimated annual operating results for the subject property. Supporting rationale behind each line item is presented in the paragraphs which follow.

--------------------------------------------------------------------------------
                                       39

                      PROPOSED CONFERENCE CENTER AT MORI POINT

                 OPERATING STATISTICS OF COMPARABLE CONFERENCE CENTERS


                               ------------------------------------------------------------------------------------------------
                                    Conference Center A              Conference Center B             Conference Center C
                               ------------------------------------------------------------------------------------------------
                                  %        PAR(1)     POR(2)       %        PAR(1)     POR(2)       %        PAR(1)     POR(2)
                               ------------------------------------------------------------------------------------------------

Average Annual Occupancy           71.5%                            68.6%                            42.2%
Average Daily Room Rate         $139.38                          $121.51                          $165.05
REVPAR                           $99.61                           $83.41                           $69.58

REVENUES
  Rooms                            42.9%  $ 36,359  $ 139.38       40.7%  $ 30,443   $121.51       45.2%   $23,396    $165.08
  Food                             25.6%    21,701     83.19       29.3%    21,933     87.54       36.8%    20,691     134.48
  Beverage                          7.4%     6,271     24.04        6.9%     5,194     20.73        9.3%     5,208      33.85
  Telephone                         2.2%     1,907      7.31        1.5%     1,094      4.37        2.1%     1,182       7.68
  Conference Services              18.4%    15,628     59.91       13.5%    10,078     40.22        2.3%     1,275       8.28
  Other Operated Departments        3.5%     2,980     11.42        2.3%     1,735      6.93        0.5%       281       1.83
  Rentals and Other Income           -         -         -          5.8%     4,367     17.43        3.8%     2,124      13.81
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
    TOTAL REVENUES                100.0%    84,846    325.25      100.0%    74,844    298.73      100.0%    56,456     364.97

DEPARTMENTAL EXPENSES(3)
  Rooms                            15.1%     5,506     21.11       25.2%     7,658     30.57       21.4%     5,444      35.38
  Food and Beverage                65.3%    18,277     70.06       71.6%    19,415     77.49       65.1%    16,867     109.63
  Telephone                        55.8%     1,064      4.08       61.3%       671      2.68       56.3%       666       4.33
  Conference Services              46.7%     7,291     27.95       45.9%     4,628     18.47       53.6%       683       4.44
  Other Operated Departments       96.7%     2,882     11.05      101.0%     1,753      7.00      187.0%       526       3.42
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
    TOTAL DEPARTMENTAL
      EXPENSES                    41.3%     35,021    134.25       45.6%    34,125    136.21       43.1%    24,185     157.18
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
    DEPARTMENTAL PROFIT           58.7%     49,825    190.99       54.4%    40,719    162.52       56.9%    31,971     207.79
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
UNDISTRIBUTED EXPENSES
  Administrative and General       8.0%      6,806     26.09        9.8%     7,305     29.16        8.8%     4,933      32.06
  Marketing                        6.1%      5,140     19.70        6.1%     4,531     18.09        7.3%     4,089      26.58
  Property Operations and
      Maintenance                  4.9%      4,134     15.85        5.4%     4,007     15.99        4.3%     2,440      15.86
  Energy and Utilities             2.8%      2,405      9.72        4.7%     3,536     14.12        5.1%     2,865      18.62
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
    TOTAL UNDISTRIBUTED
      EXPENSES                    21.8%     18,484     70.86       25.9%    19,379     77.35       25.5%    14,328      93.12
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
    GROSS OPERATING
      PROFIT (4)                  36.9%     31,341    120.14       28.5%    21,340     85.17       31.4%    17,643     114.67
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
-------------------------------------------------------------------------------------------------------------------------------

NOTES:  (1) PAR - PER AVAILABLE ROOM.
        (2) POR - PER OCCUPIED ROOM.
        (3) DEPARTMENTAL EXPENSE RATIOS ARE BASED ON THE RESPECTIVE DEPARTMENT'S REVENUE, NOT TOTAL REVENUE.
        (4) GROSS OPERATING PROFIT BEFORE FIXED CHARGES

        ALL FIGURES ARE BASED ON ACTUAL OPERATING STATEMENTS FOR 1995. NUMBERS MAY NOT FOOT DUE TO ROUNDING.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Source: PKF CONSULTING
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       40

                      PROPOSED CONFERENCE CENTER AT MORI POINT

                 OPERATING STATISTICS OF COMPARABLE CONFERENCE CENTERS


                               ------------------------------------------------------------------------------------------------
                                    Conference Center D              Conference Center E               Weighted Average
                               ------------------------------------------------------------------------------------------------
                                  %        PAR(1)     POR(2)       %        PAR(1)     POR(2)       %        PAR(1)     POR(2)
                               ------------------------------------------------------------------------------------------------

Average Annual Occupancy           70.1%                            67.6%                            64.6%
Average Daily Room Rate         $123.57                          $125.10                          $131.72
REVPAR                           $86.62                           $84.57                           $85.06

REVENUES
  Rooms                            46.7%  $ 31,618   $ 123.57       30.8%  $ 30,868   $125.13       39.6%   $31,046    $131.72
  Food                             32.3%    21,880      85.51       24.5%    24,534     99.46       28.5%    22,346      94.81
  Beverage                          5.4%     3,652      14.27        7.2%     7,273     29.51        7.1%     5,578      23.67
  Telephone                         1.8%     1,243       4.86        1.3%     1,274      5.16        1.7%     1,344       5.70
  Conference Services              10.1%     6,846      26.75       24.4%    24,477     99.20       16.1%    12,593      53.43
  Other Operated Departments        1.9%     1,318       5.15        7.8%     7,871     31.93        4.1%     3,232      13.71
  Rentals and Other Income          1.7%     1,160       4.53        4.0%     4,039     16.37        3.7%     2,309       9.80
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
    TOTAL REVENUES                100.0%    67,715     264.65      100.0%   100,356    406.68      100.0%    78,448     331.83

DEPARTMENTAL EXPENSES(3)
  Rooms                            19.5%      6.155     24.06       23.5%     7,243     29.39       20.6%     6,400      27.15
  Food and Beverage                40.8%     10,417     40.71       71.1%    22,605     91.65       62.5%    17,452      74.05
  Telephone                        24.2%        300      1.17       39.8%       507      2.06       45.5%       612       2.59
  Conference Services              53.3%      3,648     14.26       23.3%     5,711     23.15       35.6%     4,481      19.01
  Other Operated Departments      242.9%      3,201     12.51      118.4%     9,318     37.79      126.6%     4,091      17.36
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
    TOTAL DEPARTMENTAL
      EXPENSES                    35.0%      23,720     92.71       45.2%    45,385    183.97       42.1%    33,035     140.16
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
    DEPARTMENTAL PROFIT           65.0%      43,995    171.95       54.8%    54,952    222.74       57.9%    45,413     192.68
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
UNDISTRIBUTED EXPENSES
  Administrative and General      11.1%       7,550     29.51        5.7%     5,750     23.33        8.2%     6,442      27.33
  Marketing                        8.4%       5,659     22.12        6.1%     6,110     24.79        6.7%     5,253      22.29
  Property Operations and
      Maintenance                  6.0%       4,073     15.92        3.3%     3,278     13.32        4.6%     3,578      15.18
  Energy and Utilities             7.3%       4,961     19.39        2.4%     2,441      9.92        4.2%     3,258      13.82
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
    TOTAL UNDISTRIBUTED
      EXPENSES                    32.8%      22,243     86.93       17.5%    17,579     71.28       23.6%    18,530      78.62
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
    GROSS OPERATING
      PROFIT (4)                  32.1%      21,751     85.01       37.1%    37,372    151.49       34.3%    26,883     114.06
                               ---------  ---------  ---------  ---------- ---------  --------   ---------- ---------  --------
-------------------------------------------------------------------------------------------------------------------------------

NOTES:  (1) PAR - PER AVAILABLE ROOM.
        (2) POR - PER OCCUPIED ROOM.
        (3) DEPARTMENTAL EXPENSE RATIOS ARE BASED ON THE RESPECTIVE DEPARTMENT'S REVENUE, NOT TOTAL REVENUE.
        (4) GROSS OPERATING PROFIT BEFORE FIXED CHARGES

        ALL FIGURES ARE BASED ON ACTUAL OPERATING STATEMENTS FOR 1995.
        NUMBERS MAY NOT FOOT DUE TO ROUNDING.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Source: PKF CONSULTING
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                       41

                                   VALUATION
--------------------------------------------------------------------------------

     5.   STABILIZED YEAR ESTIMATE

As indicated previously, we have estimated the performance of the subject for a representative, stabilized year of operation. This estimate is primarily based on the operating performance of other comparable facilities. The basis for our stabilized year estimate is detailed in the following paragraphs and is stated in 1997 value dollars.

          a.   DEPARTMENTAL REVENUES AND EXPENSES

In the UNIFORM SYSTEM OF ACCOUNTS FOR CONFERENCE CENTERS, revenues to the facility are categorized by the department from which they are derived. In the case of the proposed subject, these include income from sleeping rooms, food and beverage, telephone, conference services, and other operated departments. In the UNIFORM SYSTEM OF ACCOUNTS FOR CONFERENCE CENTERS, only operating expenses associated with each department are charged to the operating departments. General overhead items which are applicable to the overall operation of the facility are classified as undistributed operating expenses. Departmental revenues are presented on a per occupied room (POR) basis.

               i.   ROOMS REVENUE AND EXPENSES

ROOMS REVENUES are based on the number of occupied sleeping rooms multiplied by the average daily room rate (ADR) for each respective year as presented in this report. As indicated in our previous analyses, we estimate that the stabilized occupancy rate of the subject will be 68 percent with an ADR of $145 (in 1997 value dollars).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  275 Rooms x 365 Days x 68% Occupancy x $145 Room Rate = $9,897,000 (Rounded)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Rooms expenses consist of salaries and wages, employee benefits, commissions, contract cleaning, guest transportation, laundry and dry cleaning, linen, operating supplies, reservations costs, continental breakfast, uniforms, and other items related to the sleeping rooms department.

ROOMS DEPARTMENTAL EXPENSES for a representative year have been estimated at approximately 21 percent of rooms revenues. The comparable properties' rooms departmental expenses ranged from $21.11 to $35.38 POR, with a weighted average of $27.15 POR in 1995 value dollars. We have used an estimate of approximately $30 POR for these expenses in 1997 value dollars, which equates to 21 percent at the estimated occupancy of 68 percent and ADR of $145.

--------------------------------------------------------------------------------

                                   VALUATION
--------------------------------------------------------------------------------

               ii.  FOOD AND BEVERAGE REVENUE AND EXPENSE

FOOD REVENUE for the stabilized year is based on projected sales to guests of the proposed subject and demand from outside sources, such as weddings, social catering functions, and banquet sales.

Each outlet is reflected separately for proper tracking of usage and costs. All sales are net of adjustments. Meals from the Complete Meeting Package (CMP) allocation are recorded in the outlet where the food is consumed. Any credit for non-consumed meal allocation is shown as "package breakage." Coffee break revenue is the allocation from the CMP. Other income includes miscellaneous revenues such as carving fees, cover charges, centerpieces, set-up fees, etc.

The comparable conference centers reported food revenues of $83.19 to $134.48 POR, with a weighted average of $94.81. Following our analysis of the comparable conference centers and industry norms, we have estimated approximately $70.00 POR for in-house food sales with local market food sales of $2,000,000 at a stabilized operating level for the subject property. These figures total $6,778,000 in food sales in 1997 value dollars, or approximately $99 POR.

BEVERAGE REVENUE is generated by the sale of soft drinks, liquor, beer and wine from the conference center's restaurant, as well as from room service, banquet sales, and social catering events. Beverage revenues are often viewed as a percentage of food sales. All beverage sales are net of adjustments. Each outlet is recorded separately for tracking of usage and costs. Other income includes miscellaneous revenues such as bartender fees, cover charges, corkage, etc.

The comparable properties reported beverage revenues of $14.27 to $33.85 POR, with a weighted average of $23.67. Total beverage revenues are estimated to be 25 percent of food sales, or $1,695,000, resulting in approximately $25 POR in a stabilized year of operation.

FOOD AND BEVERAGE EXPENSE includes product costs, payroll and related expenses and other items such as laundry and linen, china, glassware and silverware, uniform costs, supplies and other miscellaneous items. Cost is calculated after inventory adjustment and is net of all transfers and credits except employee meals, which is reflected as a separate line item. Food cost is stated as a percentage of those outlets incurring costs and should not include such items as breakage, house gratuity or miscellaneous income. Beverage cost is also calculated after inventory adjustment and net of all transfers and credits.

Expenses at the comparable conference centers ranged from 40.8 to 71.6 percent, averaging 62.5 percent. In a typical year, we estimate these expenses will be in the order of 70 percent for the subject.

--------------------------------------------------------------------------------

                                   VALUATION
--------------------------------------------------------------------------------

               iii. TELEPHONE REVENUES AND EXPENSES

TELEPHONE REVENUE includes any charges for local calls, long distance carrier access, long distance toll calls, facsimile recipient or out-going fees and guest equipment rental charges such as additional lines or "Ad Line" charges. Additionally, any rebates from long distance carriers and pay phone commissions should be accounted for in this category.

The comparable properties reported telephone revenues of $4.37 to $7.68 POR, with a weighted average of $5.70. Based on our analysis of the comparable conference centers, telephone revenues are estimated to be $6.00 POR in a stabilized year of operation in 1997 value dollars.

TELEPHONE EXPENSES include the cost of calls and any telephone service charges. In a stabilized year, we estimate this expense to be at approximately 50 percent, based on the comparable properties, which ranged from 24.2 to 61.3 percent and averaged 45.5 percent. With a technologically advanced telephone system in place, a property today should be able to keep expenses at 50 percent or below.

               iv.  CONFERENCE SERVICES REVENUES AND EXPENSES

CONFERENCE SERVICES REVENUES include income allocated to the conference department from the Complete Meeting Package (CMP). Revenues include audio visual rentals, room rental, day-guest charges, and business center services. Conference services revenue at the comparable properties ranged from $8.28 POR to $99.20 POR, with a weighted average of $43.43. Following the analysis of the five conference centers, coupled with the dynamics of the Bay Area meetings market, we estimate that conference services revenue would be approximately $50 POR in a stabilized year of operation.

CONFERENCE SERVICES EXPENSES includes the payroll and benefits costs for the conference director and assistants, business center, audio visual technicians, and set-up house-men. Other operating expenses include such items as audio visual supplies, equipment rental, decorations, and the china, glass, silver, and linen used by the conference department.

Conference service expenses at the comparables averaged 35.6 percent, with a range between 23.3 percent and 53.6 percent of conference services revenue. We estimate that the proposed subject would have a conference services departmental cost ratio of 50 percent in a stabilized year of operation.

--------------------------------------------------------------------------------

                                   VALUATION
--------------------------------------------------------------------------------

               v.   OTHER OPERATED DEPARTMENTS REVENUES AND EXPENSES

This revenue and expense category includes all minor revenue producing activities that are operated by property management which are not significant enough to warrant a separate departmental schedule. Examples of items to be included here are property operated parking facilities, guest transportation, and recreation. Typically within the departmental level detail for this category, revenue and expenses would contain sufficient explanation to determine profitability or loss associated with each activity. If these operations are leased or contracted out they would be classified as a net amount in the rentals and other income category. In summary, property operated minor departments that generate both a revenue and expense should be presented as other operated departments.

OTHER OPERATED DEPARTMENTS REVENUE at the proposed subject is estimated to be derived primarily from guest transportation. This category of revenue at the comparable properties ranged from $1.83 POR to $31.93 POR, with a weighted average of $13.71. Following our study of the five conference centers, and using the facilities to be offered at the subject as a basis, we estimate that other operated departments revenue would be approximately $5 POR in a stabilized year of operation.

Based on our analysis and the experience of the other properties, we estimate EXPENSES FOR THE OTHER OPERATED DEPARTMENTS to be 100 percent of departmental revenues.

               vi.  RENTALS AND OTHER INCOME

RENTALS AND OTHER INCOME includes net income from sources such as retail space rentals, concessions (movie rentals, vending/game machines, flowers), and salvage sales. CMP cancellation charges and canceled group contracts are also included in this category.

Rentals and other income at the comparable properties ranged from $4.53 POR to $17.43 POR, with a weighted average of $9.80. Following our analysis of the comparable conference centers, we estimate that rentals and other income would be approximately $10 POR in a stabilized year of operation in 1997 value dollars.

          b.   UNDISTRIBUTED OPERATING EXPENSES

Operating expenses that are not chargeable to a particular operating department are presented as undistributed operating expenses, in accordance with the UNIFORM SYSTEM OF ACCOUNTS FOR CONFERENCE CENTERS. These expenses include administrative and general, marketing, franchise fees, property operations and maintenance, and energy and utilities. These expenses are relatively unaffected by fluctuations in occupancies

--------------------------------------------------------------------------------

                                   VALUATION
--------------------------------------------------------------------------------

and sleeping room rates. Excluding management and franchise fees, which are a fixed percentage based on actual or assumed contractual agreements, these expenses are analyzed primarily on a dollar amount per available room basis
(PAR).

               i.   ADMINISTRATIVE AND GENERAL DEPARTMENTAL EXPENSES

ADMINISTRATIVE AND GENERAL DEPARTMENTAL EXPENSES includes the payroll and benefits costs for the general manager, accounting, human resources, and security. Other operating expenses include such items as bad debt, credit card commissions, liability insurance, professional fees, and office supplies.

We estimate administrative and general expenses at approximately $6,500 per available room in 1997 value dollars, or 7.7 percent of total revenues. This amount includes 1.5 percent of total revenues to account for variable administrative expenses, primarily credit card commissions. The comparable properties ranged from $4,933 to $7,550 PAR, with an average of $6,442 in 1995 value dollars.

               ii.  MARKETING DEPARTMENTAL EXPENSES

MARKETING DEPARTMENTAL EXPENSES includes the payroll and benefits costs for the entire sales staff. Other operating expenses include such items as advertising, travel, brochures, central marketing fees, and franchise fees when applicable.

Marketing Expenses at the comparable properties ranged from $4,089 to $6,110
PAR in 1995, with a weighted average of $5,253 in 1995.   We have assumed
that in a stabilized year, this expense will equal approximately $1,633,000 or approximately $5,900 PAR. We have used a relatively high amount for marketing expenses as we believe that a strong market penetration effort will be vital to establish a presence in the San Francisco Bay Area meetings and conference market. In order to reflect the competitive situation in the early years, we have assumed an increase in marketing expenditures of 10 percent in the first year and 5 percent in the second year.

               iii. PROPERTY OPERATIONS AND MAINTENANCE  EXPENSES

PROPERTY OPERATIONS AND MAINTENANCE DEPARTMENTAL EXPENSES includes the payroll and benefits costs for the entire maintenance staff. Other operating expenses include such items as electrical/mechanical equipment, grounds and landscaping (not associated with recreation), HVAC, kitchen equipment, uniforms, tools and supplies, waste removal, and the non-capital replacement of furniture, fixtures, and equipment.

The comparable properties ranged from $2,440 to $4,134 PAR, averaging $3,578 in 1995. We estimate this expense at $3,600 PAR at a stabilized operating level.

--------------------------------------------------------------------------------

                                   VALUATION
--------------------------------------------------------------------------------

               iv.  ENERGY EXPENSES

ENERGY EXPENSES are the costs of electricity, fuel, water, steam, and sewer incurred by the property. The comparable properties ranged from $2,405 to $4,961 PAR, averaging $3,258 in 1995. A relatively low expense of $2,500 PAR in the representative year is estimated for the subject property, which assumes new, energy-efficient construction and also takes into account the mild temperatures in Pacifica.

          c.   FIXED CHARGES AND MANAGEMENT FEES

MANAGEMENT FEE. We have assumed that the developer of the property would engage the services of a professional management company, and we have reflected a management fee of 3.0 percent of net revenues as the estimated management fee for a stabilized year of operation. This fee is in-line with current industry standards.

PROPERTY TAXES are estimated based on the market value of the property. The subject property is in the real estate taxing jurisdiction of the San Mateo County Tax Assessor's Office. Our estimate of the property taxes for the subject is based on the provisions of Proposition 13. Proposition 13 limits property taxes to 1.0 percent of the assessed value plus assessments for city, special district, and county bonds. Assessed values are limited to a 2.0 percent increase per year, except upon sale or major alteration of a property.

The current weighted tax rate for the land and improvements is 1.0701 percent. This appraisal assumes a sale of the subject property on the effective date of the appraisal, which will initiate a reassessment of the real estate for tax purposes. For the purpose of this analysis, the reassessment is based on the market value estimate of the fee simple estate interest in the subject property as determined using the income capitalization approach to value. Based on the estimated value of the hotel, a tax rate of 1.05 per $100 of assessed value is utilized, resulting in real estate taxes of $551,000, rounded, in the representative or stabilized year of operation.

INSURANCE costs are estimated at $220,000 annually for a stabilized year based on the operating performance of hotels in northern California.

RESERVE FOR REPLACEMENT is estimated at 4.0 percent annually, in keeping with current industry standards.

     6.   ESTIMATED OPERATING RESULTS FOR A STABILIZED YEAR

Based on the previous analysis, presented on the following page is an estimate of the proposed conference center's stabilized year operating results expressed in current value 1997 dollars.

--------------------------------------------------------------------------------
                                      47

                                           MORI POINT CONFERENCE CENTER
                                  REPRESENTATIVE YEAR OPERATING RESULTS (1997 $)


                                     Total    Ratios    Per Room   Per ORN
                                  -------------------------------------------
REVENUES
 Rooms                            $9,897,000    42.6%    $35,989     $145.00
 Food                              6,778,000    29.2%     24,647       99.30
 Beverage                          1,695,000     7.3%      6,164       24.83
 Telephone                           410,000     1.8%      1,491        6.01
 Conference Services               3,413,000    14.7%     12,411       50.00
 Other Departments                   341,000     1.5%      1,240        5.00
 Rentals and Other Income            683,000     2.9%      2,484       10.01
                                  -------------------------------------------
 Total Revenues                  23,217,000   100.0%     84,425      340.15
                                  -------------------------------------------

DEPARTMENTAL EXPENSES(1)
 Rooms                             2,078,000    21.0%      7,556       30.44
 Food and Beverage                 5,931,000    70.0%     21,567       86.89
 Telephone                           205,000    50.0%        745        3.00
 Conference Services               1,706,000    50.0%      6,204       24.99
 Other Departments                   341,000   100.0%      1,240        5.00
                                  -------------------------------------------
 Total Departmental Expenses      10,261,000    44.2%     37,373      150.33
                                  -------------------------------------------

DEPARTMENTAL INCOME               12,956,000    55.8%     47,113      189.82
                                  -------------------------------------------

UNDISTRIBUTED OPERATING EXPENSES
 Administrative and General        1,792,000     7.7%      6,516       26.25
 Marketing                         1,633,000     7.0%      5,938       23.92
 Property Maintenance                990,000     4.3%      3,600       14.50
 Energy and Utilities                688,000     3.0%      2,502       10.08
                                  -------------------------------------------
 Total Undistributed Expenses      5,103,000    22.0%     18,556       74.76
                                  -------------------------------------------

INCOME BEFORE FIXED CHARGES        7,853,000    33.8%     28,556      115.05
                                  -------------------------------------------

MANAGEMENT FEES AND FIXED CHARGES
 Management Fees                     697,000     3.0%      2,535       10.21
 Property Taxes                      550,000     2.4%      2,000        8.06
 Insurance                           220,000     0.9%        800        3.22
                                  -------------------------------------------
 Total                             1,497,000     6.3%      5,335       21.49
                                  -------------------------------------------
INCOME BEFORE RESERVE              6,386,000    27.5%     23,222       93.56
                                  -------------------------------------------

  Reserve for Replacement            929,000     4.0%      3,378       13.61
                                  -------------------------------------------

INCOME BEFORE OTHER CHARGES(2)    $5,457,000    23.5%    $19,844      $79.95
                                  -------------------------------------------
                                  -------------------------------------------

Number of Rooms                           275
Room Occupancy                            68%
Average Room Rate                     $145.00
-----------------------------------------------------------------------------
Notes:                            (1)Departmental expense ratios are based on
                                     the respective department's revenue, not
                                     total revenue.
                                  (2)Income before amortization,
                                     depreciation, and income taxes.
                                   Numbers may not foot due to rounding.

Source:                            PKF CONSULTING



--------------------------------------------------------------------------------
                                       48

                                 VALUATION
-------------------------------------------------------------------------------

     7.   ESTIMATED ANNUAL OPERATING RESULTS FOR THE HOLDING PERIOD

The previous analysis provided for the income and expenses incurred in the operation of the subject in a stabilized year of operation. In the following analysis, we provide estimated income and expenses for the subject during each year of the holding period anticipated by a typical investor. The estimate of the performance for the subject in the stabilized year is used as a basis for our analysis, adjusted to reflect the effects of inflation, business development, and variations in occupancy.

          a.   HOLDING PERIOD

In the upcoming 1997 issue of the PKF Consulting publication HOSPITALITY INVESTMENT SURVEY, the average holding period for investors interviewed for full-service hotels is 7.0 years, with a range of between 3 and 30 years. In the Fall 1996 edition of the Landauer Hotel Group's HOTEL INVESTMENT OUTLOOK, the average holding period was 6.03 years with a range of between 3 and 10 years. Based on the foregoing, we have utilized a 10-year holding period, representing the period from January 1, 2001 to December 31, 2010.

          b.   INFLATION

To portray price level changes during the holding period, we have assumed an inflation rate of 3.0 percent throughout the projection period. This rate reflects the consensus of several well-recognized economists for the current long-term outlook for the future movement of prices and is consistent with the inflation rates experienced in recent years. Property taxes are projected to increase at a rate of 2.0 percent per year as required by law.

It should be noted that inflation is caused by many factors, and unanticipated events and circumstances can affect the forecasted rate. Therefore, the estimated operating results computed over the projection period will vary from the actual operating results, and the variations may be material. Our assumption of an annual 3.0 percent inflation factor portrays an expected long-term trend in price movements over the projection period rather than a point in time. This level of inflation is comparable to the CAGR in the Consumer Price Index (CPI) for San Francisco-Oakland-San Jose since 1990, as shown in the following table.


-------------------------------------------------------------------------------

                                 VALUATION
-------------------------------------------------------------------------------

                       SAN FRANCISCO-OAKLAND-SAN JOSE
                          AVERAGE INCREASE IN CPI
                                1990 TO 1996
                   -----------------------------------------
                                                CONSUMER
                       YEAR                   PRICE INDEX
                   -----------------------------------------
                       1990                       6.0%
                       1991                       3.5%
                       1992                       3.2%
                       1993                       1.8%
                       1994                       1.6%
                       1995                       1.8%
                       1996                       2.6%
                   -----------------------------------------
                       CAGR                       2.4%
                   -----------------------------------------
                 Source:  1990 - 1996 U.S. DEPARTMENT OF LABOR
                   -----------------------------------------

          c.   OPERATING REVENUES AND EXPENSES DURING THE HOLDING PERIOD

Operating revenues and expenses for the subject are projected using the computer model developed by PKF Consulting especially for use in hotel appraisal analysis. The estimated operating revenues and expenses are based on the same assumptions used to develop the stabilized year projection. Each item, however, is adjusted to reflect the varying impact of the fixed and variable component of each, i.e., the proportion of each that is affected by variations in occupancy. In addition, each item is adjusted for inflation as previously discussed.

          d. STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS DURING THE HOLDING PERIOD

The estimated annual operating results for the proposed conference center at Mori Point for the 10-year holding period beginning January 1, 2001 is presented on the two following pages.

                              Page 1
                              Page 2


-------------------------------------------------------------------------------

                                                             MORI POINT CONFERENCE CENTER
                                                              PROJECTED OPERATING RESULTS
                                   --------------------------------------------------------------------------------------------
                                      2001        2002         2003           2004          2005         2006           2007
                                   --------------------------------------------------------------------------------------------
REVENUES
 Rooms                             $9,817,000  $10,792,000  $11,808,000   $12,139,000   $12,559,000   $12,900,000   $13,310,000
 Food                               6,996,000    7,532,000    8,093,000     8,436,000     8,586,000     8,844,000     9,109,000
 Beverage                           1,749,000    1,883,000    2,023,000     2,084,000     2,147,000     2,211,000     2,277,000
 Telephone                            407,000      447,000      489,000       504,000       519,000       534,000       550,000
 Conference Services                3,389,000    3,724,000    4,075,000     4,197,000     4,323,000     4,453,000     4,586,000
 Other Departments                    339,000      372,000      408,000       420,000       432,000       445,000       459,000
 Rentals and Other Income             678,000      745,000      815,000       839,000       865,000       891,000       917,000
                                   --------------------------------------------------------------------------------------------
Total Revenues                     23,375,000   25,495,000   27,711,000    28,529,000    29,431,000    30,278,000    31,208,000
                                   --------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES(1)
 Rooms                              2,202,000    2,339,000    2,482,000     2,556,000     2,633,000     2,712,000     2,793,000
 Food and Beverage                  6,343,000    6,705,000    7,082,000     7,294,000     7,513,000     7,739,000     7,970,000
 Telephone                            203,000      223,000      245,000       252,000       259,000       267,000       275,000
 Conference Services                1,695,000    1,862,000    2,038,000     2,099,000     2,162,000     2,226,000     2,293,000
 Other Departments                    339,000      372,000      408,000       420,000       432,000       445,000       459,000
                                   --------------------------------------------------------------------------------------------
 Total Deparmental Expenses        10,782,000   11,501,000   12,255,000    12,621,000    12,999,000    13,389,000    13,790,000
                                   --------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME                12,593,000   13,994,000   15,456,000    15,908,000    16,432,000    16,889,000    17,418,000
                                   --------------------------------------------------------------------------------------------
UNDISTRIBUTED OPERATING EXPENSES
 Administrative and General         1,976,000    2,056,000    2,140,000     2,204,000     2,270,000     2,338,000     2,408,000
 Marketing                          1,964,000    1,960,000    1,950,000     2,008,000     2,070,000     2,131,000     2,195,000
 Property Maintenance               1,114,000    1,148,000    1,182,000     1,218,000     1,254,000     1,292,000     1,330,000
 Energy and Utilities                 774,000      797,000      821,000       846,000       871,000       897,000       924,000
                                   --------------------------------------------------------------------------------------------
 Total Undistributed Expenses       5,828,000    5,961,000    6,093,000     6,276,000     6,465,000     6,658,000     6,857,000
                                   --------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES         6,765,000    8,033,000    9,363,000     9,632,000     9,967,000    10,231,000    10,561,000
                                   --------------------------------------------------------------------------------------------
MANAGEMENT FEES AND FIXED CHARGES
 Management Fees                      701,000      765,000      831,000       856,000       883,000       908,000       936,000
 Property Taxes                       595,000      607,000      620,000       632,000       645,000       657,000       671,000
 Insurance                            248,000      255,000      263,000       271,000       279,000       287,000       296,000
                                   --------------------------------------------------------------------------------------------
 Total                              1,544,000    1,627,000    1,714,000     1,759,000     1,807,000     1,852,000     1,903,000
                                   --------------------------------------------------------------------------------------------
INCOME BEFORE RESERVE               5,221,000    6,406,000    7,649,000     7,873,000     8,160,000     8,379,000     8,658,000
                                   --------------------------------------------------------------------------------------------
 Reserve for Replacement              935,000    1,020,000    1,108,000     1,141,000     1,177,000     1,211,000     1,248,000
                                   --------------------------------------------------------------------------------------------
INCOME BEFORE OTHER CHARGES(2)     $4,286,000   $5,386,000   $6,541,000    $6,732,000    $6,983,000    $7,168,000    $7,410,000
                                   --------------------------------------------------------------------------------------------
                                   --------------------------------------------------------------------------------------------
Number of Rooms                           275          275          275           275           275           275           275
Room Occupancy                             60%          64%          68%           68%           68%           68%           68%
Average Room Rate                     $163.00       $168.00     $173.00       $178.00       $184.00       $189.00       $195.00

                                   --------------------------------------
                                      2008        2009        2010
                                   --------------------------------------
REVENUES
 Rooms                             $13,719,000  $14,129,000  $14,538,000
 Food                                9,382,000    9,664,000    9,954,000
 Beverage                            2,346,000    2,416,000    2,489,000
 Telephone                             567,000      584,000      601,000
 Conference Services                 4,724,000    4,866,000    5,012,000
 Other Departments                     472,000      487,000      501,000
 Rentals and Other Income              945,000      973,000    1,002,000
                                   -------------------------------------
Total Revenues                      32,155,000   33,119,000   34,097,000
                                   -------------------------------------
DEPARTMENTAL EXPENSES(1)
 Rooms                               2,877,000    2,963,000    3,052,000
 Food and Beverage                   8,210,000    8,456,000    8,710,000
 Telephone                             283,000      292,000      301,000
 Conference Services                 2,362,000    2,433,000    2,506,000
 Other Departments                     472,000      487,000      501,000
                                   -------------------------------------
 Total Deparmental Expenses         14,204,000   14,631,000   15,070,000
                                   -------------------------------------
DEPARTMENTAL INCOME                 17,951,000   18,488,000   19,027,000
                                   -------------------------------------
UNDISTRIBUTED OPERATING EXPENSES
 Administrative and General          2,481,000    2,555,000    2,632,000
 Marketing                           2,262,000    2,330,000    2,399,000
 Property Maintenance                1,370,000    1,412,000    1,454,000
 Energy and Utilities                  952,000      980,000    1,010,000
                                   -------------------------------------
 Total Undistributed Expenses        7,065,000    7,277,000    7,495,000
                                   -------------------------------------
INCOME BEFORE FIXED CHARGES         10,886,000   11,211,000   11,532,000
                                   -------------------------------------
MANAGEMENT FEES AND FIXED CHARGES
 Management Fees                       965,000      994,000    1,023,000
 Property Taxes                        684,000      698,000      712,000
 Insurance                             305,000      314,000      323,000
                                   -------------------------------------
 Total                               1,954,000    2,006,000    2,058,000
                                   -------------------------------------
INCOME BEFORE RESERVE                8,913,000    9,205,000    9,474,000
                                   -------------------------------------
 Reserve for Replacement             1,286,000    1,325,000    1,364,000
                                   -------------------------------------
INCOME BEFORE OTHER CHARGES(2)      $7,646,000   $7,880,000   $8,110,000
                                   -------------------------------------
                                   -------------------------------------
Number of Rooms                            275          275          275
Room Occupancy                              68%          68%          68%
Average Room Rate                      $201.00      $207.00      $213.00

-----------------------------------------------------------------------------------------------------------------------------------
NOTES                             1 Departmental expense ratios are based on the respective department's revenue, not total revenue

                                  2 Income before amortization, depreciation and income taxes

                                  Numbers may not foot due to rounding

Source                            PKF Consulting

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                 MORI POINT CONFERENCE CENTER

                                                      Ratios to Revenue

                                      --------------------------------------------------------------------------------------------
                                      --------------------------------------------------------------------------------------------
                                      2001     2002      2003     2004     2005     2006     2007     2008     2009    2010
                                      --------------------------------------------------------------------------------------------
REVENUES
  Rooms                               42.0%    42.3%     42.6%    42.6%    42.7%    42.6%    42.6%    42.7%    42.7%    42.6%
  Food                                29.9%    29.5%     29.2%    29.2%    29.2%    29.2%    29.2%    29.2%    29.2%    29.2%
  Beverage                             7.5%     7.4%      7.3%     7.3%     7.3%     7.3%     7.3%     7.3%     7.3%     7.3%
  Telephone                            1.7%     1.8%      1.8%     1.8%     1.8%     1.8%     1.8%     1.8%     1.8%     1.8%
  Conference Services                 14.5%    14.6%     14.7%    14.7%    14.7%    14.7%    14.7%    14.7%    14.7%    14.7%
  Other Departments                    1.5%     1.5%      1.5%     1.5%     1.5%     1.5%     1.5%     1.5%     1.5%     1.5%
  Rentals and Other Income             2.9%     2.9%      2.9%     2.9%     2.9%     2.9%     2.9%     2.9%     2.9%     2.9%
                                     ------   ------    ------   ------   ------   ------   ------   ------   ------   ------
  Total Revenues                     100.0%   100.0%    100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
                                     ------   ------    ------   ------   ------   ------   ------   ------   ------   ------
DEPARTMENTAL EXPENSES(1)
  Rooms                               22.4%    21.7%     21.0%    21.0%    21.0%    21.0%    21.0%    21.0%    21.0%    21.0%
  Food and Beverage                   72.5%    71.2%     70.0%    70.0%    70.0%    70.0%    70.0%    70.0%    70.0%    70.0%
  Telephone                           49.9%    49.9%     50.1%    50.0%    49.9%    50.0%    50.0%    49.9%    50.0%    50.1%
  Conference Services                 50.0%    50.0%     50.0%    50.0%    50.0%    50.0%    50.0%    50.0%    50.0%    50.0%
  Other Departments                  100.0%   100.0%    100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
                                     ------   ------    ------   ------   ------   ------   ------   ------   ------   ------
  Total Departmental Expenses         46.1%    45.1%     44.2%    44.2%    44.2%    44.2%    44.2%    44.2%    44.2%    44.2%
                                     ------   ------    ------   ------   ------   ------   ------   ------   ------   ------
DEPARTMENTAL INCOME                   53.9%    54.9%     55.8%    55.8%    55.8%    55.8%    55.8%    55.8%    55.8%    55.8%
                                     ------   ------    ------   ------   ------   ------   ------   ------   ------   ------
UNDISTRIBUTED OPERATING EXPENSES
  Administrative and General           8.5%     8.1%      7.7%     7.7%     7.7%     7.7%     7.7%     7.7%     7.7%     7.7%
  Marketing                            8.4%     7.7%      7.0%     7.0%     7.0%     7.0%     7.0%     7.0%     7.0%     7.0%
  Property Maintenance                 4.8%     4.5%      4.3%     4.3%     4.3%     4.3%     4.3%     4.3%     4.3%     4.3%
  Energy and Utilities                 3.3%     3.1%      3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%
                                     ------   ------    ------   ------   ------   ------   ------   ------   ------   ------
  Total Undistributed Expenses        24.9%    23.4%     22.0%    22.0%    22.0%    22.0%    22.0%    22.0%    22.0%    22.0%
                                     ------   ------    ------   ------   ------   ------   ------   ------   ------   ------
INCOME BEFORE FIXED CHARGES           28.9%    31.5%     33.8%    33.8%    33.9%    33.8%    33.8%    33.9%    33.9%    33.8%
                                     ------   ------    ------   ------   ------   ------   ------   ------   ------   ------
MANAGEMENT FEES AND FIXED CHARGES
  Management Fees                      3.0%     3.0%      3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%
  Property Taxes                       2.5%     2.4%      2.2%     2.2%     2.2%     2.2%     2.2%     2.1%     2.1%     2.1%
  Insurance                            1.1%     1.0%      0.9%     0.9%     0.9%     0.9%     0.9%     0.9%     0.9%     0.9%
                                     ------   ------    ------   ------   ------   ------   ------   ------    ------  ------
  Total                                6.6%     6.4%      6.2%     6.2%     6.1%     6.1%     6.1%     6.1%     6.1%     6.0%
                                     ------   ------    ------   ------   ------   ------   ------   ------    ------  ------
INCOME BEFORE RESERVE                 22.3%    25.1%     27.6%    27.6%    27.7%    27.7%    27.7%    27.8%    27.8%    27.8%
                                     ------   ------    ------   ------   ------   ------   ------   ------   ------   ------
  Reserve for Replacement              4.0%     4.0%      4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%
                                     ------   ------    ------   ------   ------   ------   ------   ------   ------   ------
INCOME BEFORE OTHER CHARGES(2)        18.3%    21.1%     23.6%    23.6%    23.7%    23.7%    23.7%    23.8%    23.8%    23.8%
                                     ------   ------    ------   ------   ------   ------   ------   ------   ------   ------
                                     ------   ------    ------   ------   ------   ------   ------   ------   ------   ------
Number of Rooms                         275      275       275      275      275      275      275      275      275      275
Room Occupancy                           60%      64%       68%      68%      68%      68%      68%      68%      68%      68%
Average Room Rate                   $163.00  $168.00   $171.00  $178.00  $184.00  $189.00  $195.00  $201.00  $207.00  $233.00

----------------------------------------------------------------------------------------------------------------------------------
Notes                            (1) Departmental expense rates are based on the respective department's revenue, not total revenue

                                 (2) Income before amortization, depreciation, and income taxes

                                 Numbers may not foot due to rounding

Source                           P&E CONSULTING
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                  VALUATION
-------------------------------------------------------------------------------

     8.   DISCOUNTED CASH FLOW ANALYSIS

To estimate the value of the subject using a discounted cash flow analysis, it is assumed that the property will be sold at the end of the tenth year of a typical ten-year holding period. The value of the property at that time is estimated by capitalizing the expected or anticipated net operating income of the property in the eleventh year.

We have researched several recent investment surveys which collect data on current going-in capitalization rates for hotels and resorts. The results are summarized as follows.

      -------------------------------------------------------------------
             Source                            Range            Average
      -------------------------------------------------------------------
      PKF Consulting
      HOSPITALITY INVESTMENT SURVEY         8.3% to 15.0%         10.90%
      1997*
      -------------------------------------------------------------------
      Peter F. Korpacz & Associates, Inc.
      REAL ESTATE INVESTOR SURVEY            6.0% - 15.0%         10.29%
      Second Quarter 1996
      -------------------------------------------------------------------
      Landauer Hotel Group
      HOTEL INVESTMENT OUTLOOK              7.0% to 13.0%          9.75%
      First Half 1996
      -------------------------------------------------------------------
      Real Estate Research Corporation     10.0% to 12.0%         10.60%
      REAL ESTATE REPORT
      Third Quarter 1996
      -------------------------------------------------------------------
      * Preliminary - not yet released
      Full-service  Capitalization Rates
      -------------------------------------------------------------------

The indicated range of going-in capitalization rates from the preceding surveys ranged between 6.0 and 15.0 percent, with an average of between 9.75 and 10.60 percent. Based on an analysis using the published surveys, it is our opinion that an overall capitalization rate of 11.0 percent would be warranted for the proposed conference center if sold as of its opening. This rate is adjusted to
11.5 percent, 50 basis points higher than the current overall rate for the terminal rate upon reversion. The higher terminal rate reflects the increased age of the improvements at the end of the tenth year, as well as the added uncertainty of the projecting operating performance of the subject ten years hence.

          a.  NET PROCEEDS UPON SALE (REVERSION)

To estimate the reversionary value of the subject at the termination of the holding period, we have capitalized the net operating income for the property for the year of operation immediately following the sale (in this case, the net operating income in 2011). To obtain the net proceeds upon sale, we then deduct from this indicated value a charge for sales commissions and other costs of sale of 3.0 percent.


-------------------------------------------------------------------------------

                                  VALUATION
-------------------------------------------------------------------------------

To estimate the net operating income in 2011, we first add back property taxes to the 10th year cash flow, then assume an escalation equal to the 3.0 percent inflation rate. This calculation yields an estimated pretax operating income of $9,087,000 (($8,110,000 + $712,000) x 1.03).

We then capitalize this net income by an adjusted terminal capitalization rate which is the sum of the 11.5 percent reversionary rate and the tax rate (11.5% + 1.05% = 12.55%). This equates to a reversionary value of $72,406,000 as calculated below.

       -----------------------------------------------------------------
       Estimated 11th Year Pre-Tax Net Operating Income       $9,087,000
       -----------------------------------------------------------------
       Capitalization Rate                                        11.50%
       Effective Levy Rate                                         1.05%
       Reversionary Capitalization Rate                           12.55%
       -----------------------------------------------------------------
       Reversionary Value                                    $72,406,000
       -----------------------------------------------------------------


To estimate the net proceeds upon sale, it is necessary to deduct a sales commission from the indicated value upon sale as calculated below:

                ---------------------------------------------
                Indicated Value in 2010 Less:     $72,406,000
                Sales Commission at 3%            (2,172,000)
                ---------------------------------------------
                Net Proceeds Upon Sale            $70,234,000
                ---------------------------------------------


          b.  DISCOUNT RATE

The discount rate reflects the overall rate of return expected by the investor, weighing the relative riskiness of the investment in relation to other investment vehicles and the perceived risk of each component in the operation of the facility. In order to estimate an appropriate discount rate for the subject, several investor surveys were reviewed that report both capitalization and discount rates for hotel investments. The results are presented in the following table.


-------------------------------------------------------------------------------

                                   VALUATION
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                CAPITALIZATION AND DISCOUNT RATE RESULTS
-----------------------------------------------------------------------------------------------------
                                         Average Overall             Average Overall
                                       Capitalization Rate            Discount Rate
                                       --------------------------------------------------     Average
                                        Average     Range           Average     Range         Spread
-----------------------------------------------------------------------------------------------------
PKF Consulting
HOSPITALITY INVESTMENT SURVEY            10.9%   8.3% to 15.0%       15.1%   13.9%-18.0%       4.2%
1997*
-----------------------------------------------------------------------------------------------------
Peter F. Korpacz & Associates, Inc.
REAL ESTATE INVESTOR SURVEY              12.5%    9.0%-17.0%         15.5%   12.0%-20.0%       3.0%
Second Quarter 1996
-----------------------------------------------------------------------------------------------------
Real Estate Research Corporation
REAL ESTATE REPORT                       10.6%    10.0%-11.5%        13.2%   12.0%-15.0%       2.6%
Second Quarter 1995
-----------------------------------------------------------------------------------------------------
Landauer Hotel Group
HOTEL INVESTOR OUTLOOK                   11.5%    10.0%-14.0%        14.2%   10.0%-20.0%       2.7%
First Half 1996
-----------------------------------------------------------------------------------------------------
Valuation International, Ltd.
Viewpoint 1996                           10.9%    8.5%-13.0%         13.2%   9.0%-16.0%        2.2%
1995 Overall
-----------------------------------------------------------------------------------------------------
CB Commercial
NATIONAL INVESTOR SURVEY                 11.3%    10.0%-14.0%        13.3%   13.0%-13.5%       2.0%
Third Quarter 1995
-----------------------------------------------------------------------------------------------------
* Preliminary - not yet released
Full-service Capitalization Rates
-----------------------------------------------------------------------------------------------------

As can be noted, the discount rates for hotels based on these surveys ranged between 9.0 and 20.0 percent, with an average of between 13.2 and 15.5 percent. In addition, the "spread" between the going-in overall capitalization rates and the discount rates ranged between 2.0 to 4.2 percent, which is consistent with our overall growth rate assumption of 3.0 percent used for most income and expense items. This spread would indicate an appropriate discount rate to value the subject of between 13.0 and 15.2 percent, based on the 11.0 percent going-in overall rate. Based on these results, we have used a 14.0 percent discount rate, or 3.0 percent above our assumed capitalization rate, and within the reviewed survey ranges.

          c.  VALUATION CALCULATION - DISCOUNTED CASH FLOW ANALYSIS

Presented in the following table is the present value of the projected net operating income of the subject for the ten year holding period beginning January 1, 2001, along with the present value of the reversion deriving a prospective value estimate.


-------------------------------------------------------------------------------

                                   VALUATION
-------------------------------------------------------------------------------

     ----------------------------------------------------------------------
                    PROPOSED CONFERENCE CENTER AT MORI POINT
                         DISCOUNTED CASH FLOW ANALYSIS
     ----------------------------------------------------------------------
                       CASH FLOW FROM      PRESENT VALUE    PRESENT VALUE
       YEAR              OPERATIONS            FACTOR           @ 14.0%
     ---------------------------------------------------------------------
       2001              $4,286,000            0.8772          $3,759,649
       2002              $5,386,000            0.7695          $4,144,352
       2003              $6,541,000            0.6750          $4,414,989
       2004              $6,732,000            0.5921          $3,985,884
       2005              $6,983,000            0.5194          $3,626,751
       2006              $7,168,000            0.4556          $3,265,644
       2007              $7,410,000            0.3996          $2,961,313
       2008              $7,646,000            0.3506          $2,680,375
       2009              $7,880,000            0.3075          $2,423,163
       2010              $8,110,000            0.2697          $2,187,622
     ----------------------------------------------------------------------
     Reversion          $70,234,000            0.2697         $18,945,187
     ----------------------------------------------------------------------
     Net Present Value                                        $52,394,929
     ----------------------------------------------------------------------
     Value, Rounded                                           $52,400,000
     ----------------------------------------------------------------------
     SOURCE: PKF CONSULTING
     ----------------------------------------------------------------------

Thus, based on the income generated from the hotel's operations and its value upon sale, the prospective market value of the fee simple estate in the subject conference center as of January 1, 2001, based on a discounted cash flow analysis is $52,400,000 or $191,000 per available room.

     9.   DEDUCTION FOR THE COSTS TO OPEN THE CONFERENCE CENTER

In order to estimate the "as is" value of the subject under this development scenario, the costs for the construction of the proposed conference center must be deducted from the estimated prospective market value. As described in the Property Description section, the subject property is expected to have a total of 213,375 square feet, which includes the guest rooms, meeting space, restaurants, other public space, back-of-the house and mechanical space, and circulation. This is equivalent to 776 square feet per guest room.

The development cost for the subject improvements was derived by application of current cost factors from a nationally recognized costing index providing cost data on similar-type properties.

The cost estimates includes all hard and some soft construction costs, including:

     1. Average architects' and engineers' fees, including plans, building permits, and surveys to establish building lines and grades;

     2. Normal interest on building funds during periods of construction and associated processing fees or service charges;


-------------------------------------------------------------------------------

                                   VALUATION
-------------------------------------------------------------------------------

     3.  Sales taxes on materials;

     4. Normal site preparation, including excavation for foundation and back fill;

     5. Utilities from the structure to lot line figured for typical setback; and,

     6. Contractors' overhead and profit, including job supervision, workmen's compensation, fire and liability insurance, and unemployment insurance.


          a.   BUILDING IMPROVEMENTS

In estimating the development cost of the subject, we utilized Marshall & Swift's MARSHALL VALUATION SERVICE.

In the system utilized by MARSHALL VALUATION SERVICE, the subject is expected to be classified as a good condition, Class B hotel structure. The fully indexed cost for a facility of this type is approximately $119.70 per square foot. The resulting value of the improvements in current value, 1997 value dollars is approximately $25,541,000, based on the total of 213,375 square feet. This amount takes into account the subject's assumed construction type and mechanical systems. Added to this is our estimated cost of $433,000 for parking. The total cost of the building and site improvements is $25,974,000 (rounded) in current value (1997) dollars.

          b.   PERSONAL PROPERTY

Personal property, more commonly known as furniture, fixtures, and equipment (FF&E), are generally considered to be a part of the hotel property and are typically sold with the building. They are therefore considered to be a part of the property's total value. FF&E includes the hotel's guest room and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Based on our review of the FF&E cost for typical full service hotels, resorts, and conference centers, we have estimated the value of the FF&E to be approximately $20,000 per room, or a total value of $5,500,000.

          c.   INFRASTRUCTURE/PRE-DEVELOPMENT

As discussed previously, while the property has been zoned for the proposed use, through a public vote in 1984, all of the required approvals have expired. Therefore, the development process will include several necessary steps including the endangered species evaluation, environmental impact report, etc. Additionally, the infrastructure needed to provide access and services to the project, including the road, utilities, and sewage, are expected to be significant. While no specific estimates of these costs have been provided, we have made estimates based on Marshall & Swift's


-------------------------------------------------------------------------------

                                   VALUATION
-------------------------------------------------------------------------------

costs for road and utility improvements, and assumptions regarding the costs of the special studies needed. In total, we have estimated $1,500,000 for infrastructure and pre-development costs.

          d.   INDIRECT COSTS

In addition to the foregoing direct costs, there are indirect costs associated with the development of a hotel. Typical indirect costs include legal title and escrow fees, real estate taxes, financing costs, and working capital.

     a) LEGAL, TITLE, AND ESCROW FEES represents the costs in each of these areas to complete the development of the property. We estimate it will cost 1.0 percent of the cost of building improvements, which amounts to (rounded) $268,000.

     b) REAL ESTATE TAXES represent the amount of property tax associated with the land and improvements of the project incurred during the development period, estimated to be 3 1/2 years. After the purchase, the property tax would be assessed on the full value of the land. Based on the estimated value of the land and the current tax rate, plus the special assessments, we estimate a total real estate tax of $473,000 for the subject while under development.

     c) PRE-OPENING COSTS include pre-opening marketing, training, and administrative expenditures. Our review of these costs for typical hotels indicates a cost of $3,800 per room, or $1,045,000. Based on our experience, we are of the opinion that this level of expense is appropriate for the subject conference center.

     d) FINANCING COSTS represent the costs associated with obtaining construction and permanent financing for the subject. This cost is primarily composed of "points" associated with these loans. Construction period interest is already included in Marshall & Swifts' base cost estimates. Based on discussions with representatives of several major financial institutions, the typical fee for a loan for a property such as the subject would be 1.75 percent based on a 65 percent loan-to-value ratio, including land. We have applied the 1.75 percent to the full value of the development cost net of contingency, operating reserve, and land. Based on this total development cost of approximately $35,000,000, this would result in a financing cost of approximately $600,000.

     e) A CONTINGENCY equal to 4.0 percent of the hard construction costs has been included to account for cost overruns.


-------------------------------------------------------------------------------

                                   VALUATION
-------------------------------------------------------------------------------

     f) OPERATING RESERVE is a working capital reserve to maintain adequate cash flow until the hotel achieves a break-even point. We have estimated that 4.0 percent of building improvement costs, or $1,022,000, would be adequate for this purpose. This also equates to approximately 5.6 percent of operating expenses for the first year.

     g) ENTREPRENEURIAL PROFIT is not an estimate of the general contractor's profit, which has already been accounted for, but is an additional profit to the developer for combining the factors of production in the development of a property. Entrepreneurial profit varies from developer to developer, from development to development, and market to market. Furthermore, desired risks, as well as independent capital return criteria influence the level of the profit margin. Entrepreneurial profit typically ranges from 10 to 20 percent of total costs (including land) in developments such as the subject property. Given the time it will take to go through the approval and pre-development process, and the risk of the project potentially being slowed down or even denied altogether due to environmental concerns, It is our opinion that a 20 percent level of entrepreneurial profit is appropriate for the subject property, which equates to $7,473,000, rounded (20% x $37,363,000).

          e.   DEVELOPMENT TIME ADJUSTMENT

As discussed in the Property Description, section we have estimated the project would be open by January 1, 2001. This indicates approximately 3.5 years from the current date (the date of valuation) to the prospective opening date. We have therefore made an adjustment for the time required to complete the development.

In the estimates of future cash flow for the subject, we have assumed a 3.0 percent inflation rate for income and expenses, based on historical and projected CPI increases. For the development costs, some of the costs have been estimated through the overall time line, such as the pre-development costs and the real estate taxes. Furthermore, the costs will be incurred progressively throughout the 3.5 year development period. Therefore, we have used a 5.0 percent adjustment for all of the costs to reflect increases between now and the projected date of opening.

     10.  DEVELOPMENT COST SUMMARY

The following table presents a summary of the estimated development cost for the subject property.


-------------------------------------------------------------------------------
                                      59

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                   PROPOSED CONFERENCE CENTER AT MORI POINT
                          ESTIMATED DEVELOPMENT COST
--------------------------------------------------------------------------------

                                                             PER       PERCENT
                                              TOTAL         ROOM       OF TOTAL
                                           -------------------------------------

   CONSTRUCTION - BASE                     $26,818,000     $97,520       57.0%
   CONSTRUCTION - PARKING                      433,000       1,575        0.9%
   FF&E/TI                                   5,775,000      21,000       12.3%
   INFRASTRUCTURE/PRE-DEVELOPMENT            1,575,000       5,727        3.3%
   LEGAL, TITLE, AND ESCROW                    268,000         975        0.6%
   REAL ESTATE TAXES                           473,000       1,720        1.0%
   PRE-OPENING EXPENSES                      1,097,000       3,989        2.3%
   CONTINGENCY                               1,090,000       3,964        2.3%
   FINANCE COSTS                               630,000       2,291        1.3%
   OPERATING RESERVE                         1,073,000       3,902        2.3%
                                           -------------------------------------
    SUBTOTAL                                39,232,000     142,662        83.3%
                                           -------------------------------------

    ENTREPRENEURIAL PROFIT                  $7,847,000      28,535        16.7%

TOTAL PROJECT COST                         $47,079,000    $171,196       100.0%
                                           -------------------------------------
                                           -------------------------------------

ROUNDED                                    $47,100,000    $171,000

--------------------------------------------------------------------------------

Source: PKF CONSULTING, MARSHALL & SWIFT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------











-------------------------------------------------------------------------------
                                      60

                                   VALUATION
-------------------------------------------------------------------------------

     11.  ESTIMATED "AS IS" VALUE OF THE SUBJECT

From our estimate of the prospective market value derived from the Discounted Cash Flow Analysis, $52,400,000, we then deduct the costs to develop the proposed conference center. This calculation is shown in the following table.

         -----------------------------------------------------------
         Market Value, Discounted Cash Flow Analysis     $52,400,000
         -----------------------------------------------------------
         Less:  Total Project Costs                      $47,100,000
         -----------------------------------------------------------
         Market Value, Rounded                           $ 5,300,000
         -----------------------------------------------------------


Therefore, our conclusion as to the market value "as is" of the fee simple estate interest in the subject using the Subdivision Development (Discounted Cash Flow) Analysis, as of May 1, 1997, is:


                  -------------------------------------------
                  FIVE MILLION THREE HUNDRED THOUSAND DOLLARS
                  -------------------------------------------
                                  $5,300,000
                  -------------------------------------------


C.   GROUND RENT CAPITALIZATION

Ground rent can be capitalized at an appropriate rate to indicate the market value of a site. Ground rent is defined as the amount paid for the right to use and occupy the land according to the terms of a ground lease. It corresponds to the value of the land owner's interest in the land, the lease fee interest.

As previously discussed, the subject is owned in fee simple estate and not encumbered with a ground lease. However, the market value of the subject site can be estimated using this approach by estimating an appropriate "hypothetical" ground rent for the subject. This ground rent would be then converted into a value estimate by applying a market derived ground rent capitalization rate.

The use of this approach is particularly appropriate for special use properties such as hotels, where there is not a sufficient number of truly comparable land sales to accurately estimate the value of the site using the Sales Comparison Approach. If the estimated rent corresponds to market rent, the value indication obtained by applying a market capitalization rate will be equivalent to the market value of the fee simple interest in the land.

The first step in valuing the subject site using this method is to estimate the market rent for the site. Ground rent for hotels are typically calculated as percentage of revenues. Our research in the local market indicates that the typical ground rent for a full-service


-------------------------------------------------------------------------------

                                   VALUATION
-------------------------------------------------------------------------------


hotel approximates 4.0 percent of total sales. Based on this hypothetical ground rent, the rent expense for a 275-room hotel/conference center based on the stabilized year revenues projected in the prior section (page 47), would be $929,000, as detailed below.

                ------------------------------------------------
                ESTIMATED TOTAL       PERCENTAGE         RENT
                   REVENUES             RENTAL         EXPENSES
                ------------------------------------------------
                  $23,217,000            4.0%          $929,000
                ------------------------------------------------


Based on our discussions with persons familiar with ground lease transactions, we have been informed that most land owners typically would require an 8.0 to
10.0 percent return on the value of a site in the San Francisco Bay Area.

Based on a 10.0 percent capitalization rate, the calculated market value of the subject's underlying land utilizing this approach is as follows.

                 ---------------------------------------------
                 Projected Stabilized Ground Rent     $929,000
                 Ground Rent Capitalization Rate         10.0%
                 Estimated Value of the Site        $9,290,000
                 ---------------------------------------------
                 Rounded To                         $9,300,000
                 ---------------------------------------------


As can be noted, we estimate that the value of the subject utilizing the ground rent capitalization approach is approximately $9.3 million, or $33,818 per room. However, this reflects the value of the site assuming that the development of the hotel is completed and the property is available for occupancy. In order to estimate the current value of the site a discount to this value must be applied to reflect the risks associated with obtaining the required approvals. In addition, a discount must also be applied to reflect the opportunity cost of holding the site until the hotel is available for development.

While there are no specific guidelines for this type of discount, based on our discussions with persons knowledgeable in the development of hotels, we were informed that a downward adjustment of between 30.0 and 40.0 percent from the value of the site assuming the hotel is ready for construction is appropriate. Based on an adjustment or discount of 35.0 percent, the "as is" value of the Mori Point site is estimated to approximate $6.0 million using this approach.

--------------------------------------------------------------------------------
Value of Site if Hotel is Operational                                 $9,300,000
Less: Discount for Development Risk and Opportunity Cost (35.0%)    ($3,300,000)
--------------------------------------------------------------------------------
Estimated "As Is" Value of Site                                       $6,000,000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                   VALUATION
-------------------------------------------------------------------------------

D.   SALES COMPARISON APPROACH

     1.   INTRODUCTION

The Sales Comparison Approach is generally the most common technique valuing land and it is the preferred method when comparable sales are available. To apply this method, sales of similar parcels of land are analyzed, compared, and adjusted to provide a value indication for the land being appraised. In the comparison process, the similarity or dissimilarity of the parcel is considered.

Elements of comparison include property rights, financing terms, conditions of sale (motivation), market conditions (sale date), location, physical characteristics, available utilities, and zoning. Physical characteristics of the site include its size and shape, frontage, topography, location, and view. Unit prices may be expressed as price per square foot, front foot, lot developable unit, or other unit used in the market. For a hotel/conference center development site such as the subject, the typical unit of comparison is price per guest room.

It should be noted that land should be valued based on its highest and best use. This is required in order to value the site under its optimal potential use. For the subject, as previously discussed, this would be for the development of a hotel/conference center.

In performing our valuation of the subject using the Sales Comparison Approach , it is therefore necessary that the highest and best use of any comparable sales be the same or similar to that of the subject. Accordingly, we have performed an extensive search for coastal oriented sites zoned for the development of a lodging facility.

We first attempted to identify only sales which have occurred during the past 12 to 18 months. However, due to the limited number of transactions during this period, we were required to broaden this time period. From a geographic standpoint, we primarily focused on transactions which have occurred along Monterey Bay, Half Moon Bay, and in Pacifica. Based on this search we were able to identify eight transactions involving sites zoned and approved for the development of a hotel, motel, or resort. These eight sales are summarized in the following table.

-------------------------------------------------------------------------------

                                   VALUATION
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                SUMMARY OF COMPARABLE LAND SALES
-----------------------------------------------------------------------------------------------------------------------------------
 SALE                                                            SITE                                                       SALES
  NO.                                                            AREA           TYPE OF LODGING                SALE         PRICE
                 LOCATION                      DATE OF SALE     (ACRES)                                        PRICE         PER
                                                                                                                            GUEST
                                                                                                                            ROOM
-----------------------------------------------------------------------------------------------------------------------------------
Subject  Mori Point, Pacifica                      N/A          104.98   275-room conference hotel            N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------------
   1     Ocean Blvd. inland from                In Escrow        4.43    120-room limited-service hotel     $1,250,000     $10,417
         Hwy. 1 in Pacifica                 Closing in 60 days
-----------------------------------------------------------------------------------------------------------------------------------
   2     Off Hwy. 1 in Half Moon Bay            In Escrow        1.15    40-room motel                       $585,000      $14,625
-----------------------------------------------------------------------------------------------------------------------------------
   3     4100 N. Cabrillo Hwy., El Grande        4/19/96        1.567    54-room Beach House inn            $2,020,000     $37,407
         (Beach House inn)
-----------------------------------------------------------------------------------------------------------------------------------
   4     Adjacent to New Brighton State          12/1/93         72.5    Zoned for 105 rooms. Purchased     $3,580,000     $34,095
         Beach                                                           by State to preserve open space.
-----------------------------------------------------------------------------------------------------------------------------------
   5     4200 N. Cabrillo Hwy., El Granada       2/21/93         .618    Approved for a 21-unit motel        $527,000      $25,095
-----------------------------------------------------------------------------------------------------------------------------------
   6     Seascape Resort, Aptos                  10/1/89         80.0    Seascape Resort approved for 290   $8,450,000     $29,137
                                                                         units
-----------------------------------------------------------------------------------------------------------------------------------
   7     Main & Purissima Streets, north of       6/1/90         1.14    Proposed 40-room hotel              $698,000      $17,450
         Mills in Half Moon Bay
-----------------------------------------------------------------------------------------------------------------------------------
   8     Lighthouse Inn, Pacifica                 4/85           1.7     Approved for a 93- unit hotel -    $2,325,000     $25,000
                                                                         subsequently developed as the
                                                                         Lighthouse Inn
-----------------------------------------------------------------------------------------------------------------------------------
Source:  PKF CONSULTING AND COMPS INFOSYSTEMS, INC.
-----------------------------------------------------------------------------------------------------------------------------------


     2.   ANALYSIS OF SALES

As can be noted, the above eight sales range in size from less than one acre to approximately 80 acres. The number of hotel rooms approved for each site ranged from 20 to a high of 290 units, with the resulting value per room ranging from a low of $10,417 for an inland parcel (Sale No. 1) to a high of $37,407 for the April, 1996 sale of the site for the Beach House Inn located in El Granada (Sale No. 3).

Of these eight transactions, we are of the opinion that the subject is most comparable to Sales No. 3, 4, 5 and 6. These four sales are discussed in more detail in the following paragraphs.

     SALE NO. 3 is the April, 1996 transfer of a 1.567 acre parcel in El Granada. The site was fully entitled and architectural plans completed for the development of a 54-unit motel. The sales price was $2,020,000, or $37,407 per room. Construction on the hotel began immediately, with the property available for occupancy in April of this year. The hotel, which was named the Beach House Inn, is structured a condominium facility, with individual units available for sale to investors. Although this site is much smaller than the subject, it has direct ocean views.


-------------------------------------------------------------------------------

                                   VALUATION
-------------------------------------------------------------------------------

     SALE NO. 4 is a December, 1993 transfer of 72.5 acres located next to Brighton State Beach in Santa Cruz. Although the site was zoned for the development of 105 units, the property was purchased by the State to preserve open space. In comparison to the subject, we are of the opinion that the property is somewhat superior given its location in Santa Cruz, a more established beach destination.

     SALE NO. 5 is the transfer of a small .618 acre parcel located next to Sale No. 4 in El Granada. This sale, which occurred in February of 1993, was approved for the development of a 21-unit motel. The sales price was $527,000, or $25,095 per unit. To date, no development activity has occurred on this site.

     SALE NO. 6 is the 1989 sale of an 80 acre parcel on which the Sea Scape Resort was subsequently developed. The developer, Holcomb Construction, entered into an option to acquire the property subject to planning approval. The developer incurred expenses totaling $1,300,000 prior to exercising the option. The development was subsequently entitled for 290 units, with 191 units developed to date. The project is structured as a hotel/condominium development, with a maximum owner occupancy of 90 days per year, making it effectively a lodging facility. In addition to the condominium units, a public facility of 35,000 square feet was developed, which included the lobby, restaurant, and 14,000 square feet of conference space. Although only 34 acres of the site is buildable, the density based on 80 acres is 3.5 units per acre. The purchase price of the land only was $7,119,000, or $24,548 per unit. However, the out-of-pocket expenses associated with gaining approval bring the total price of the site, as available for development, to $8,450,000, or $29,137 per unit. Although this sale is very dated, we are of the opinion that it is illustrative of the value per room that can be economically supported by a hotel/conference center.


As noted, the sale prices for the above four sales ranged from a low of $25,095 to a high of $37,407 per room, with a mean of $31,933 per room. Based on our evaluation of each of these sites in comparison to the subject, we are of the opinion that an appropriate value for the subject, ASSUMING ALL ENTITLEMENTS AND APPROVALS ARE IN PLACE, AND THE PROPERTY IS READY FOR DEVELOPMENT, is approximately $30,000 per room. Based on 275 rooms, this would equate to $8,250,000 as shown below.

     --------------------------------------------------------------------
     Number of Rooms          Land Value Per Room        Total Land Value
     --------------------------------------------------------------------
          275           x           $30,000         =       $8,250,000
     --------------------------------------------------------------------


-------------------------------------------------------------------------------

                                   VALUATION
-------------------------------------------------------------------------------

As with our Ground Rent Capitalization analysis, a discount must be applied to the above value to reflect the risks and costs associated with obtaining all the required approvals to develop the site, as well as the opportunity cost of holding the site until the hotel is developed. As previously discussed, we have estimated this discount to approximate 35.0 percent of the value of the site as ready for development. Applying this discount to our above value estimate results in an "as is" value of the subject of approximately $5.4 million as shown below.

  -----------------------------------------------------------------------------
  Value of Site as if Ready for Development                          $8,250,000
  Less:  Discount for Development Risk and Opportunity Cost 35.0%) ($2,887,000)
  -----------------------------------------------------------------------------
  Estimated "As Is" Value of Site                                    $5,363,000
  -----------------------------------------------------------------------------
  Rounded To                                                         $5,400,000
  -----------------------------------------------------------------------------


The above value of $5.4 million equates to $3.94 per square foot based on an estimated developable area of approximately 31.5 acres (30 percent of the total area), or 1,371,879 square feet. As an additional test of reasonableness, we compared this value to the March 15, 1996 sale of the 28.8 acre "quarry" site located immediately south of the subject. This property was sold for $4.5 million, or $3.59 per square foot to the City of Pacifica for the development of a waste water treatment plant. Although this sale is not directly comparable to the subject as it is zoned for general commercial use, the resulting sale price per developable area is supportive of our value conclusion.


E.   RECONCILIATION AND FINAL ESTIMATE OF VALUE

The reconciliation involves the correlation of the conclusions reached from the three valuation methodologies applied, considering the property type and the requirements of the appraisal assignment. This process depends on the appropriateness and reliability of each approach, and of the quality and reliability of the data obtained. The results from the three approaches are as follows.

                -------------------------------------------
                Subdivision Approach             $5,300,000
                -------------------------------------------
                Ground Rent Capitalization       $6,000,000
                -------------------------------------------
                Sales Comparison Approach        $5,400,000
                -------------------------------------------


Typically, the Sales Comparison Approach is the most common technique for valuing land. However, this approach is most useful when the sales are similar to the subject. While the eight sales identified in our analysis were all approved for the development of hotels, they differed from the subject in terms of size, development potential (density), and location. In addition, the sales extended over in excess of seven years, making direct comparisons difficult due to changes in market conditions. Finally,


-------------------------------------------------------------------------------

                                   VALUATION
-------------------------------------------------------------------------------

none of these sites have the same entitlement requirements as the subject, making a direct comparison of value further difficult. As a result of the foregoing, this approach was given secondary consideration in our analysis.

The use of the Subdivision Development (discounted cash flow) Analysis and Ground Rent Capitalization Approaches are most applicable in cases where sales data from vacant land sales are inadequate, but market data is available on the demand for the property. As discussed, we had good market support for the potential cash flow and development cost of this potential project.
Accordingly, greatest reliance was placed on the Subdivision Development Approach, with the Ground Rent Capitalization method primarily used as a test of reasonableness.

Based on the work undertaken and our experience as real estate analysts and appraisers, we are of the opinion that the "as is" market value of the fee simple estate in the 104.98 acre Mori Point parcel, as of May 1, 1997, is:

               ------------------------------------------------
                  FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
               ------------------------------------------------
                                 $5,500,000
               ------------------------------------------------


F.   RETROSPECTIVE VALUE OF THE SITE AS OF AUGUST 31, 1992

In developing an estimate of the subject site as of August 31, 1992, it is important to take into consideration the local and regional market conditions at that time. It is well documented that during this period, both the State of California as a whole, as well as the local San Francisco/San Jose market areas were impacted by a severe regional recession. This recession particularly impacted the market for lodging facilities, making the developing of nearly any hotel facility within the region unfeasible. As a result, an investor in a hotel site such as the subject would have purchased the property solely as a speculative investment, with the vision of either selling or developing the parcel at a latter date when market conditions improved.

Based on our preceding analysis as to the current value of the subject site, together with our evaluation of the holding and opportunity costs a potential investor would have incurred in holding the property to date, we estimate that the retrospective value of the subject as of August 31, 1992, is:

               ------------------------------------------------
                  FOUR MILLION ONE HUNDRED THOUSAND DOLLARS
               ------------------------------------------------
                                 $4,100,000
               ------------------------------------------------


-------------------------------------------------------------------------------

                                    ADDENDA

                                    ADDENDA


A.   CERTIFICATION OF THE APPRAISERS

B.   STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

C.   QUALIFICATIONS OF THE APPRAISERS

D.   LEGAL DESCRIPTION

E.   TITLE REPORT

                                   ADDENDUM A

                        CERTIFICATION OF THE APPRAISERS

                        CERTIFICATION OF THE APPRAISERS


I, Thomas E. Callahan, MAI, certify that, to the best of our knowledge and belief:

-    The statements of fact contained in this report are true and correct.

- The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

- I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

- My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

- My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

- I have made a personal inspection of the property that is the subject of this report.

- Corey Limbach and Shelley Halloran provided significant professional assistance to the persons signing this report.

- This appraisal engagement was not based on a requested minimum valuation, specific valuation or the approval of a loan.

- This appraisal engagement was not based on a requested minimum valuation, specific valuation or the approval of a loan.

- The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

- The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

- Thomas E. Callahan, CPA, CRE, MAI, is a Certified General Real Estate Appraiser in the State of California.

- As of the date of this report, Thomas E. Callahan, CPA, CRE, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.


Based on the work undertaken and our experience as real estate analysts and appraisers, we are of the opinion that the market value "as is" of the fee simple estate in the 104.98 acre Mori Point parcel, as of May 1, 1997, is:

                   ------------------------------------------
                   FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                   $5,500,000
                   ------------------------------------------


Further, we are of the opinion that the retrospective value of the subject parcel as of August 31, 1992, was:

                   -----------------------------------------
                   FOUR MILLION ONE HUNDRED THOUSAND DOLLARS
                   -----------------------------------------
                                   $4,100,000
                   -----------------------------------------

PKF Consulting appreciates this opportunity to be of service to you. Should you have any questions, or if we can be of further assistance, please do not hesitate to contact me.

Respectfully submitted,




/s/ THOMAS E. CALLAHAN
---------------------------------
Thomas E. Callahan, CPA, CRE, MAI
Executive Vice President
California Certified General Appraiser #AG9618

                                         ADDENDUM B

                       STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS


DATE OF VALUE - The conclusions and opinions expressed in this report apply to the date of value set forth in the letter of transmittal accompanying this report. The dollar amount of any value opinion or conclusion rendered or expressed in this report is based upon the purchasing power of the American dollar existing in the date of value.

ECONOMIC AND SOCIAL TRENDS - The appraiser assumes no responsibility for economic, physical or demographic factors which may affect or alter the opinions in this report if said economic, physical or demographic factors were not present as of the date of the letter of transmittal accompanying this report. The appraiser is not obligated to predict future political, economic or social trends.

INFORMATION FURNISHED BY OTHERS - In preparing the report, the appraiser was required to rely on information furnished by other individuals or found in previously existing records and/or documents. Unless otherwise indicated, such information is presumed to be reliable. However, no warranty, either express or implied, is given by the appraiser for the accuracy of such information and the appraiser assumes no responsibility for information relied upon later found to have been inaccurate. The appraiser reserves the right to make such adjustments to the analyses, opinions and conclusions set forth in this report as may be required by consideration of additional data or more reliable data that may become available.

TITLE - No opinion as to the title of the subject property is rendered. Data related to ownership and legal description was obtained from the attached title report records and is considered reliable. Title is assumed to be marketable and free and clear of all liens, encumbrances, easements and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management, and available for its highest and best use.

HIDDEN CONDITIONS - The appraiser assumes no responsibility for hidden or unapparent conditions of the property, subsoil, ground water or structures that render the subject property more or less valuable. No responsibility is assumed for arranging for engineering, geologic or environmental studies that may be required to discover such hidden or unapparent conditions.

HAZARDOUS MATERIALS - The appraiser has not been provided any information regarding the presence of any material or substance on or in any portion of the subject property or improvements thereon, which material or substance possesses or may possess toxic, hazardous and/or other harmful and/or dangerous characteristics. Unless otherwise stated in the report, the appraiser did not become aware of the presence of any such material or substance during the appraiser's inspection of the subject property. However, the appraiser is not qualified to investigate or test for the presence of such materials or substances. The presence of such materials or substances may adversely affect the value of the subject property. The value estimated in this report is predicted on the assumption that no such material or substance is present on or in the subject property or in such proximity thereto that it would cause a loss in value. The appraiser assumes no responsibility for the presence of any such substance or material on or in the subject property, nor for any expertise or engineering knowledge required to discover the presence of such substance or material. Unless otherwise stated, this report assumes the subject property is in compliance with all federal, state and local environmental laws, regulations and rules.

ZONING AND LAND USE - Unless otherwise stated, the subject property is appraised assuming it to be in full compliance with all applicable zoning and land use regulations and restrictions.

LICENSES AND PERMITS - Unless otherwise stated, the property is appraised assuming that all required licenses, permits, certificates, consents or other legislative and/or administrative authority from any local, state or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
                                   (Continued)


ENGINEERING SURVEY - No engineering survey has been made by the appraiser. Except as specifically stated, data relative to size and area of the subject property was taken from sources considered reliable and no encroachment of the subject property is considered to exist.

SUBSURFACE RIGHTS - No opinion is expressed as to the value of subsurface oil, gas or mineral rights or whether the property is subject to surface entry for the exploration or removal of such materials, except as is expressly stated.

MAPS, PLATS AND EXHIBITS - Maps, plats and exhibits included in this report are for illustration only to serve as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose, nor should they be removed from, reproduced or used apart from the report.

LEGAL MATTERS - No opinion is intended to be expressed for matters which require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers.

ALLOCATION BETWEEN LAND AND IMPROVEMENTS - The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and improvements must not be used in conjunction with any other appraisal and are invalid if so used.

RIGHT OF PUBLICATION - Possession of this report, or a copy of it, does not carry with it the right of publication. Without the written consent of the appraiser, this report may not be used for any purpose by any person other than the party to whom it is addressed. In any event, this report may be used only with properly written qualification and only in its entirety for its stated purpose.

TESTIMONY IN COURT - Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal, unless such arrangements are made a reasonable time in advance of said hearing. Further, unless otherwise indicated, separate arrangements shall be made concerning compensation for the appraiser's time to prepare for and attend any such hearing.

STRUCTURAL DEFICIENCIES - The appraiser has personally inspected the subject property, and except as noted in this report, finds no obvious evidence of structural deficiencies in any improvements located on the subject property. However, the appraiser assumes no responsibility for hidden defects or non-conformity with specific governmental requirements, such as fire, building and safety, earthquake or occupancy codes, unless inspections by qualified independent professionals or governmental agencies were provided to the appraiser. Further, the appraiser is not a licensed engineer or architect and assumes no responsibility for structural deficiencies not apparent to the appraiser at the time of this inspection.

TERMITE/PEST INFESTATION - No termite or pest infestation report was made available to the appraiser. It is assumed that there is no significant termite or pest damage or infestation, unless otherwise stated.

INCOME DATA PROVIDED BY THIRD PARTY - Income and expense data related to the property being appraised was provided by the client and is assumed, but not warranted, to be accurate.

ASBESTOS - The appraiser is not aware of the existence of asbestos in any improvements on the subject property. However, the appraiser is not trained to discover the presence of asbestos and assumes no responsibility should asbestos be found in or at the subject property. For the purposes of this report, the appraiser assumes the subject property is free of asbestos and that the subject property meets all federal, state and local laws regarding asbestos abatement.

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
                                   (Continued)


ARCHEOLOGICAL SIGNIFICANCE - No investigation has been made by the appraiser and no information has been provided to the appraiser regarding potential archeological significance of the subject property or any portion thereof. This report assumes no portion of the subject property has archeological significance.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT - The Americans with Disabilities Act ("ADA") became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

DEFINITIONS AND ASSUMPTIONS - The definitions and assumptions upon which our analyses, opinions and conclusions are based are set forth in appropriate sections of this report and are to be part of these general assumptions as if included here in their entirety.

UTILIZATION OF THE LAND AND/OR IMPROVEMENTS - It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.

ENCROACHMENTS - It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.

DISSEMINATION OF MATERIAL - Use and disclosure of the contents of this report is governed by the bylaws and regulations of the Appraisal Institute. Neither all or any part of the contents of this report (especially the conclusions as to value, the identity of the appraiser or the firm with which they are connected, or any reference to the Appraisal Institute or to the MAI or RM designations) shall be disseminated to the general public through advertising or sales media, public relations media, new media or other public means of communication without the prior written consent and approval of the appraiser(s).

DISTRIBUTION AND LIABILITY TO THIRD PARTIES - The party of whom this appraisal report was prepared may distribute copies of this appraisal report only in its entirety to such third parties as may be selected by the party for whom this appraisal report was prepared; however, portions of this appraisal report shall not be given to third parties without our written consent. Liability to third parties will not be accepted.

USE IN OFFERING MATERIALS - This appraisal report, including all cash flow forecasts, market surveys and related data, conclusions, exhibits and supporting documentation may not be reproduced or references made to the report or to PKF Consulting in any sale offering, prospectus, public or private placement memorandum, proxy statement or other document ("Offering Material") in connection with a merger, liquidation or other corporate transaction unless PKF Consulting has approved in writing the text of any such reference or reproduction prior to the distribution and filing thereof.

LIMITS TO LIABILITY - PKF Consulting cannot be held liable in any cause of action resulting in litigation for any dollar amount which exceeds the total fees collected from this individual engagement.

LEGAL EXPENSES - Any legal expenses incurred in defending or representing ourselves concerning this assignment will be the responsibility of the client.

                                        ADDENDUM C

                              QUALIFICATIONS OF THE APPRAISERS

                                        QUALIFICATIONS OF
                               THOMAS E. CALLAHAN, CPA, CRE, MAI
                                     EXECUTIVE VICE PRESIDENT


PROFESSIONAL HISTORY

      PRESENT   Executive Vice President, PKF Consulting
                San Francisco, California

      PRIOR     Pannell Kerr Forster, Boston and Los Angeles
                      Partner-in-Charge
                Pannell Kerr Forster, Dallas and Houston
                      Partner


AREAS OF EXPERTISE    Economic, financial, operational, management and
                      valuation consulting for the real estate, hospitality and related service industries.

REPRESENTATIVE
PROJECTS Numerous market and economic feasibility studies for hotels, motor hotels, and resorts in the United States, Europe, the Pacific, and Southeast Asia.

                      Acquisition studies and development planning for numerous hotels and motor hotels.

                      Appraisal of the market value of all types of income producing properties including: hotels, restaurants, ski resorts, office buildings, golf courses, mixed-use and retail developments.

                      Market and economic feasibility studies for retirement and long-term health care facilities located in Texas and California.

                      Preparation of master plan studies for the development of multi-use real estate projects in the Republic of China, Singapore, and the United States. These studies include highest and best use analyses for the proposed site, market and financial feasibility analyses, economic valuations and development of the management structure for project implementation.

                      Development of reorganization plans and expert testimony in court for bankruptcy proceedings associated with all types of hotels and resorts.

     QUALIFICATIONS OF
     THOMAS E. CALLAHAN, CPA, CRE, MAI

     REPRESENTATIVE
     PROJECTS Evaluation of the organization structure, financial controls and management information systems of the Armed Forces Recreation Center located in the Federal Republic of Germany.

                      Operational reviews, financial analyses, management evaluations and systems analyses for hotels, resorts, restaurants, and clubs.

                      Valuation of large, complex real estate and business holdings, including the Aspen Skiing Company, Aspen Colorado; Angel Fire Ski Company, Angel Fire, New Mexico; and the Embarcadero Center, San Francisco, California.

                      Preparation of cash flow and return on investment calculations for proposed, operating and distressed hotels, resorts, restaurants, and clubs.

                      Appraisal of the market value of large real estate portfolios, including all Trusthouse Forte, Inc. hotel properties; all company owned Hilton Hotels; all Vagabond Inns; all Western 6 Motels; and all of the holdings of Hotel Investors Trust.

                      Operational analysis, financial review and long-range development for hotels and resorts.

                      Market and economic feasibility study for a proposed major international class hotel to be located in Bandar Seri Begawan, Brunei.

                      Long-range budgeting, economic feasibility and economic impact analysis for the Industry Hills Civic Recreation Center located in the City of Industry, California.

                      Market and economic feasibility analysis for numerous convention and exhibit centers including the Los Angeles Convention Center and the Taipei World Trade Center.

                      Development of the organizational structure and job descriptions and requirements for a multi-use facility, which includes a hotel, convention center and numerous recreational facilities.

QUALIFICATIONS OF
THOMAS E. CALLAHAN, CPA, CRE, MAI

REPRESENTATIVE
PROJECTS
(CONTINUED)              Development of procedural manuals for the operation
                         of major hotels.

                         Accounting system, internal control procedures and management information system design and implementation for hotel, club, and restaurant operations.

EDUCATION             WASHINGTON STATE UNIVERSITY
                      Bachelor of Arts in Business Administration

                      APPRAISAL INSTITUTE
                      Completed All Courses Required for Membership

PROFESSIONAL
QUALIFICATIONS        Certified Public Accountant in Massachusetts, California
                      and Texas
                      Certified General Real Estate Appraiser - State of
                      California

PROFESSIONAL
AFFILIATIONS          Member of the Appraisal Institute (MAI)
                      American Society of Real Estate Counselors (CRE)
                      International Society of Hospitality Consultants (ISHC)
                      American Institute of Certified Public Accountants
                      California Society of Certified Public Accountants
                      Texas Society of Certified Public Accountants
                      Massachusetts Society of Certified Public Accountants
                      American Hotel & Motel Association - Research Committee
                      American Institute of Certified Public Accountants - MAS
                      Executive Committee Member

PROFESSIONAL
ACTIVITIES            Guest speaker at various industry seminars

EXPERT
TESTIMONY             Admitted as an expert in both State and Federal courts
                      located in Massachusetts, Illinois, California, Texas and New Mexico

                                         ADDENDUM D

                                     LEGAL DESCRIPTION

                                                                    No.
                                                                         Page 2

DESCRIPTION

All that certain real property situate in the County of San Mateo, State of California, described as follows:

City of Pacifica

PARCEL I:

Portion of "Part 1" as shown on that certain map entitled "PORTION OF THE RANCHO SAN PEDRO, THE PROPERTY OF DAVID MAHONEY, RICHARD AND ROBERT TOBIN", filed in the office of the County Recorder of San Mateo County, State of California on November 19, 1875 in Book 1 of Maps at page 24, and also portion of the lands shown upon the survey of 398.284 acre tract, filed August 17, 1943 in Book 1 of Licensed Land Surveyors Maps at page 78, more particularly described as a whole as follows:

BEGINNING at the point of intersection of the Westerly line of said "Part 1" with the Northerly line of the lands described in judgment in the Superior Court of the State of California in and for the County of San Mateo, Case
No. 129595, entitled, "IDEAL CEMENT COMPANY, A CORPORATION, Plaintiff vs. ALL PERSONS CLAIMING ANY INTEREST IN OR LIEN UPON THE REAL PROPERTY HEREIN DESCRIBED, OR ANY PART THEREOF, Defendants", filed on September 25, 1967 in Book 5368 at page 246 as Document No. 93131-AA of Official Records; thence from said point of beginning along the exterior lines of said "PART 1", according to the calls set forth on the above named licensed survey North 5 DEG. 30' West 1265.44 feet to a Northwesterly corner of said "Part 1"; thence South 88 DEG. 38' East 1310.01 feet; North 7 Deg. 30' West 749.62 feet and South 88 DEG. East 534.27 feet to the Northwest corner of property conveyed by deed from Herbert A. Cleaves and wife, to Perry Liebman and wife, recorded July 1, 1954 in Book 2609 at page 385 of Official Records; thence along the Westerly and Southerly boundary of lands so conveyed to Liebman the following six courses and distances: South 2 DEG. 00' West 632.15 feet, South 75 DEG. 16' 30" East 135.00 feet, South 80 DEG. 37' 30" East 328.08 feet, South
76 DEG. 11' 30" East 516.70 feet, North 89 DEG. 49' East 232.87 feet and South 79 DEG. 16' 30" East 307.45 feet to the Southwesterly boundary of lands conveyed to Marion Delaney by deed dated January 20, 1951 and recorded February 2, 1951 in Book 2017 at page 544 of Official Records; thence along said Southwesterly boundary South 38 DEG. 37' East 328.49 feet and South 54 DEG. 07' East 48.86 feet to the Northerly boundary of property conveyed to State of California by the above mentioned deed; thence along said Northerly boundary North 88 DEG. 07' 30" West (called North 88 DEG. 24' West in said highway deed) 18.16 feet to an angle point in the Westerly line of said highway; thence continuing Southeasterly along the Westerly line of said highway on the arc of a curve to the right having a radius of 525 feet and a central angle of 13 DEG. 42' 25" an arc distance of 125.60 feet; thence continuing along the Westerly line of said highway (using highways bearings) South 1 DEG. 36' West 231.46 feet, South 21 DEG. 58' West 244.24 feet and South 3 DEG. 35' 05" East 150 feet, more or less, to a point on the Easterly prolongation, said Northerly line of the lands described in said judgment first above mentioned; thence along said prolongation and along said Northerly line North 88 DEG. 01' 51" West 3301.12 feet to the point of beginning.
                                -continued-

                                                                     No.
                                                                         Page 3

EXCEPTING therefrom so much of the above described property that lies below the mean high tide line of the Pacific Ocean.

ALSO excepting therefrom the lands described in the deed from Title Insurance and Trust Company, a corporation to the State of California dated January 29, 1964 and recorded March 13, 1964 in Book 4666 at page 168 of Official Records.

PARCEL II:

All lands lying Westerly of the above described Parcel I, Easterly of the ordinary high tide of the Pacific Ocean under natural conditions, Northerly of the Westerly extension of the Southerly line of said Parcel I and Southerly of the Westerly extension of the course given in the description in said Parcel I as "South 88 DEG. 38' East 1310.01 feet".

PARCEL III:

Portion of that certain 19.59 acre tract allotted to Saturino Correa by decree of partition dated December 16, 1870 in action entitled "James Regan vs. Owen McMahon, et al", in 12th District Court, San Francisco County, a certified copy of which decree was recorded December 22, 1905 in Book 126 of Deeds at page 23, Records of San Mateo County, California, described as follows:

BEGINNING at the Southeasterly corner of said 19.59 acre tract; running thence along the Easterly boundary of said 19.59 acre tract North 8 DEG. 30' West 206.18 feet, more or less, to point distant South 8 DEG. 30' East 456.46 feet from the Northeast corner of said 19.59 acre tract; thence departing from boundary of said tract and running along a partition line North 75 DEG. 33' West 937.77 feet; thence South 39 DEG. 39' West 33.75 feet; thence South 29 DEG. 03' West 147.37 feet; thence South 77 DEG. 51' West 101.99 feet; thence North 78 DEG. 49' 30" West 53.75 feet; thence South 89 DEG. 53' 30" West 44.84 feet to a point on the Westerly boundary of said 19.59 acre tract on shore of Pacific Ocean; thence along said shore South 61 DEG. 30' West
163.39 feet and South 7 DEG. East 198 feet to the Southwesterly corner of said 19.59 acre tract; thence along the Southerly boundary of said 19.59 acre tract Easterly 1347.06 feet to the point of beginning.

PARCEL IV:

A non-exclusive easement and right of way for ingress and egress as an appurtenance to the lands described in Parcel I herein and more particularly described as follows:

A strip of land 20 feet in width lying 10 feet on each side and parallel with the following described center line:

BEGINNING at a point on the Westerly right of way line of State Highway Route 56, Division 4, Section E, San Mateo County, California, Division of Highways distant thereon South 1 DEG. 52' 30" East 33.83 feet from a California state highway concrete monument set on said Westerly line of said highway at Engineers' Station 57+63.68; and running thence from said actual point of beginning North 77 DEG. 30' 40" West 87.07 feet; thence North
39 DEG. 27' 41" West 382.25 feet to a point, said point being the point of beginning described in that certain 20 foot wide easement filed in Book 1022 at page 333 of Official Records; and

                                    -continued-

                                                                     No.
                                                                         Page 4

BEGINNING at a point in the county road distant thereon North 88 DEG. 24'
West 102.02 feet and North 39 DEG. 22' West 356.63 feet from a California state highway concrete monument set on the Westerly line of the state highway right of way at Station 57+63.68 Dist. 4, San Mateo Route 56, Section E; running thence from said point of beginning North 80 DEG. 21' West 299.00 feet, South 84 DEG. 43' West 173.44 feet, North 76 DEG. 09' West 523.53 feet, North 78 DEG. 27' West 173.90 feet, North 84 DEG. 37' West 219.28 feet, North
74 DEG. 16' West 362.12 feet and North 77 DEG. 22' West 100 feet, more or less, to the Easterly line of the lands of Mori.

APN. No. 018-150-010                                   JPN. No. 018-015-150-01A
         016-430-010                                            016-043-430-01A

                                        ADDENDUM E

                                       TITLE REPORT